EXHIBIT 10.2

INDUSTRIAL DEVELOPMENT REVENUE BONDS,
BOND AGREEMENT DATED FEBRUARY 28, 2007

$4,000,000
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C
(Advanced Fiberglass Technologies Project)

BOND AGREEMENT

By and Among

CITY OF WISCONSIN RAPIDS, WISCONSIN,
as Issuer,

M & W FIBERGLASS, LLC,
ADVANCED FIBERGLASS TECHNOLOGIES, INC.,
and
JAMIE L. MANCL and JENNIFER MANCL,
as Borrowers

NEKOOSA PORT EDWARDS STATE BANK,
as Trustee

and

NEKOOSA PORT EDWARDS STATE BANK,
as Original Purchaser

Dated February 28, 2007

$4,000,000
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C
(Advanced Fiberglass Technologies Project)

BOND AGREEMENT

i

$4,000,000
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2006
(Advanced Fiberglass Technologies Project)

BOND AGREEMENT

THIS BOND AGREEMENT (“Bond Agreement”), dated February 28, 2007, is by and among:

(i)           the CITY OF WISCONSIN RAPIDS, WISCONSIN (the “Issuer”);

(ii)          M & W FIBERGLASS, LLC, a Wisconsin limited liability company (“M & W”);

(iii)         ADVANCED FIBERGLASS TECHNOLOGIES, INC., a Wisconsin corporation (“Advanced”);

(iv)          JAMIE L. MANCL, an individual and JENNIFER MANCL, an individual, as husband and wife (the “Mancls” and, together with M & W and Advanced, sometimes collectively referred to herein collectively as the “Borrowers” and individually as a “Borrower”);

(v)           NEKOOSA PORT EDWARDS STATE BANK, a a Wisconsin banking corporation, as original purchaser of the Bonds issued hereunder (the “Original Purchaser”);

(vi)          NEKOOSA PORT EDWARDS STATE BANK, a Wisconsin banking corporation, as trustee (the “Trustee”).

The Issuer desires to issue the Bonds (hereinafter defined) and to lend the proceeds thereof to the Borrowers, and the Borrowers wish to borrow such proceeds from the Issuer, for the purpose of financing the Project (hereinafter defined).

Pursuant to its authorizing Resolution (hereinafter defined), the Issuer has authorized the Bonds to be issued in the aggregate principal amount not to exceed $4,000,000 and has provided that the Bonds will be issued as tax-exempt bonds of the Issuer.

In consideration of the premises, the promises of the Issuer and the Borrowers set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment of the principal of, premium, if any, and interest on all Bonds issued and outstanding under this Bond Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.  Capitalized terms herein shall have the respective meanings set forth below:

Advanced:    Advanced Fiberglass Technologies, Inc., a Wisconsin corporation.

Advanced Organizational Documents:  The Articles of Incorporation and By-Laws of Advanced.

Affiliate:  Any (a) director, officer or employee of the Person, or (b) Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his spouse, lineal descendants and ascendant and brothers or sisters by blood or adoption or spouses of such descendants, ascendant, brothers and sisters, owns five percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of the controlled Person, whether through the ownership of voting securities, through common directors, trustees or officers, by contract or otherwise.

Authorized Representative of the Borrowers:  Unless and until otherwise designated by any Borrower by written notice to all of the Parties, Jamie L. Mancl, acting in his capacity as President of Advanced and Manager of M & W and as an individual, authorized to bind each Borrower and all of the Borrowers to contracts, to execute and deliver Borrowers’ Requisitions and to give Trust Fund investment directions hereunder on behalf of the Borrowers.

Bankruptcy Condition:  The (i) filing of a petition in bankruptcy by or against any Borrower or the Issuer as debtor under the United States Bankruptcy Code, 11 U.S.C. § 101 et seq., or (ii) continuance of other judicial proceedings with respect to any Borrower or the Issuer as debtor under similar or successor federal or state bankruptcy, reorganization or insolvency laws.

Bond Amount:  $4,000,000.

Bond Counsel:  A law firm whose legal and tax opinion on municipal bond issues is nationally recognized, initially, Whyte Hirschboeck Dudek S.C.

Bond Fund:  The Trust Fund described in Section 3.03

Bond Proceeds:  The proceeds of the sale of the Bonds, namely, such amount not to exceed $4,000,000, as may be advanced hereunder by the Original Purchaser.

Bond Register:  The registration books maintained by the Trustee pursuant to Section 2.15.

Bondowners:  At the time or times of determination, the Persons who are registered owners of Bonds as shown in the Bond Register maintained by the Trustee pursuant to Section 2.15.

Bonds:  The Issuer’s aggregate $4,000,000 Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C (Advanced Fiberglass Technologies Project), issued pursuant to this Bond Agreement.

Bond Year:  Each year ending on January 31.

Borrower:  Any of M & W, Advanced or the Mancls, individually.

Borrowers:  All of M & W, Advanced and the Mancls, collectively.  Whenever in this Bond Agreement the term Borrowers is used, it shall refer to the action (or inaction) or the right or obligation of all three of the Borrowers, collectively, except as the context otherwise clearly requires.

Borrowers’ Address:  The address which the Borrowers designate for the delivery of notices hereunder.  Until changed by notice from any Borrower to all Parties, the Borrower’s address shall be:

Prior to the Completion Date:

Mr. Jamie L. Mancl
c/o Advanced Fiberglass Technologies, Inc.
2330 S. 16th Street
Wisconsin Rapids, Wisconsin 54494
Phone:    (715) 421-2060
Fax:         (715) 421-2048

After the Completion Date:

Mr. Jamie L. Mancl
c/o Advanced Fiberglass Technologies, Inc.
4400 Commerce Drive
Wisconsin Rapids, Wisconsin 54494
Phone:    (715) 421-2060
Fax:         (715) 421-2048

Borrower's Certificate:  A certificate signed on behalf of any Borrower by an Authorized Officer of the Borrowers.

Borrowers’ Requisition:  A withdrawal from the Project Fund pursuant to Section 4.02, in the form of Exhibit D attached hereto.

Business Day:  Any day other than a Saturday, Sunday or other day on which banks are required or authorized to remain closed in the city in which the Trustee’s Principal Office is located.

Clerk:  The Clerk of the Issuer.

Code:  The Internal Revenue Code of 1986, as amended.

Completion Date:  The completion date of the Project established in accordance with Section 4.03.

Counsel:  An attorney acceptable to the Trustee, duly admitted to practice law before the highest court of any state, who may be an attorney for any Borrower, the Original Purchaser, the Trustee or the Issuer.

Dated Date:  February 28, 2007.

Defeasance Obligations:  Any of the following which are not subject to prepayment in whole or in part or to redemption by the issuer thereof prior to maturity:

(a)     Government Obligations;

(b)     Evidences of ownership of proportionate interests in future interest and principal payments on Government Obligations held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on the Government Obligations, and which underlying Government Obligations are not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated; and

(c)     Obligations described in Section 103(a) of the Code, which obligations have been assigned the highest rating assigned to legally defeased debt by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service and provision for the payment of the principal of, premium, if any, and interest on which shall have been made by the irrevocable deposit with a bank or trust company acting as a trustee or escrow agent for holders of such obligations of securities described in clauses (a) or (b), the maturing principal of and interest on which, when due and payable, will provide sufficient moneys to pay when due the principal of, premium, if any, and interest on such obligations, and which securities described in clauses (a) or (b) are not available to satisfy any other claim, including any claim of the trustee or escrow agent or of any person claiming through the trustee or escrow agent or proceedings arising out of such insolvency.

Determination of Taxability:  The issuance of a statutory notice of deficiency by the Internal Revenue Service, or a ruling of the National Office or any District Office of the Internal Revenue Service, or a final decision of a court of competent jurisdiction, or a regulation or revenue ruling issued by the Internal Revenue Service, after the period, if any, for contest or appeal by the taxpayer of such action, ruling or decision has expired without any such contest or appeal having been properly instituted by the taxpayer, or delivery to the Issuer by Bond Counsel of an opinion, which holds or declares in effect that the interest payable on any of the Bonds is includable for federal income tax purposes in the gross income of the Bondowners of such Bonds (other than a Bondowner who is a substantial user of the Project or a related person, as such terms are defined in the Code).

Employee Plan:  Any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of any Borrower or its Subsidiaries and covered by Title IV of ERISA, including, without limitation, any “multiemployer plan” as defined in ERISA.

Environmental Law:  Any local, state or federal law or other statute, law, ordinance, rule, code, regulation, decree or order governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal or other handling or release of any Hazardous Substance.

Environmental Liability:  All liability arising under, resulting from or imposed by any Environmental Law.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

Event of Default:  Any of the events described as such in Section 8.01 (a “Bond Default”) or in Section 9.01 (a “Loan Default”).

Event of Taxability:  The circumstance of interest paid or payable on any Bond becoming includable (other than for purposes of a tax on preferences of the type imposed by Section 56 of the Code or any successor statute thereto or any similar federal tax on preferences or similar items and other than by reason having to do with the tax status of, or rules applicable to, the particular individual Bondowner rather than the status of, or rules applicable to, all persons generally) for federal income tax purposes in the gross income of any Bondowner (other than a Bondowner who is a “substantial user” or a “related person” within the meaning and for the purposes of Section 147(a) of the Code) as a consequence of any act, omission or event whatsoever; provided, however, that a change in the Code enacted after the date of issuance of the Bonds which results in interest on borrowings by state and local governments generally being included in gross income shall not be an Event of Taxability.

GAAP:  Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, results of operations and cash flows of a Borrower and its Subsidiaries.

Government Authority:  Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.

Government Obligations:  Securities which are direct full faith and credit obligations of the United States or securities as to which the payment of both principal and interest are unconditionally guaranteed by the United States of America.

Guarantor:  Fiberglass Piping and Fitting Company, a Wisconsin corporation.

Hazardous Substance:  Any pollutant, contaminant, waste or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB’s, air pollutants, water pollutants, and other substances defined as hazardous substances or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C. § 1802, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic

Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. § 3251 et seq., the Clean Air Act, 42 U.S.C. § 1857 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., Chapters 280-299 of the Wisconsin Statutes, or any other statute, rule, regulation or order of any Government Authority having jurisdiction over the control of such wastes or substances, including without limitation the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the State of Wisconsin and the Milwaukee County Department of Health.

Highest Elected Official:  The Mayor of the Issuer.

Indebtedness:  All liabilities or obligations of a Person, whether or not included on the liability portion of a balance sheet, and shall include, without limitation, all (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services for which the Persons is liable, contingently or otherwise, as obligor, guarantor or otherwise; (c) any commitment by which the Person assures a creditor against loss, including, without limitation, contingent reimbursement obligations with respect to letters of credit; (d) obligations which are evidenced by notes, acceptances or other instruments; (e) indebtedness guaranteed in any manner by the Person, including without limitation guaranties in the form of an agreement to repurchase or reimburse; (f) any unfunded obligation of the Person, to an Employee Plan; (g) all liabilities secured by any Lien on any Property owned by the Person, even though it has not assumed or otherwise become liable for the payment thereof; and (h) other liabilities or obligations of the Person and its Subsidiaries which would, in accordance with GAAP, be included on the liability portion of a balance sheet.

Insurance and Condemnation Proceeds Fund:  The Trust Fund described in Section 3.05.

Issuer:  City of Wisconsin Rapids, Wisconsin, its successors and assigns.

Issuer’s Address:  The address which the Issuer designates for the delivery of notices hereunder.  Until changed by notice from the Issuer to all Parties, the Issuer’s Address shall be:

City of Wisconsin Rapids 444 West Grand Avenue Wisconsin Rapids, WI 54495 Attn: City Clerk Phone: (715) 421-8208 Fax: (715) 421-8280

Lien:  Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), deed of trust, charge, preference, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code of the State of Wisconsin or comparable law of any jurisdiction.

Loan:  The Loan of the Bond Proceeds by the Issuer to the Borrowers.

Loan Documents:  The documents relating to the Bonds and the Loan, including the Resolution, this Bond Agreement, the Security Documents, the Promissory Note, and other documents executed and delivered at the Closing.

Loan Repayments:  The payments required to be made by the Borrowers pursuant to Section 4.06.

M & W:  M & W Fiberglass, LLC, a Wisconsin limited liability company.

M & W Organizational Documents:  The Articles of Organization and Operating Agreement of M & W.

Mancls:  Jamie L. Mancl, an individual, and Jennifer Mancl, an individual, as husband and wife.

Material Adverse Effect:  (a) an Event of Default, (b) a material adverse change in the business, prospects or condition (financial or otherwise) of a Borrower or any of its respective Subsidiaries or in any Property, (c) the termination of any material agreement to which a Borrower is a party, (d) any material impairment of the right to carry on the business as now or proposed to be conducted by a Borrower, or (e) any material impairment of the ability of a Borrower to perform its obligations under this Bond Agreement or the Security Documents.

Net Proceeds:  The gross proceeds of an insurance claim or condemnation award with respect to the Project after payment of all expenses (including attorneys’ fees and any extraordinary fee or expense of the Trustee) incurred in its collection.

No Arbitrage Certificate:  That certain No Arbitrage Certificate dated February 28, 2007made by the Issuer and acknowledged, with respect to accuracy and reasonableness of certain expectations, facts and estimates contained therein, by the Borrower.

Obligations:  The Promissory Note, all mandatory prepayments, all costs and expenses and all other Indebtedness of the Borrowers to the Original Purchaser, including, without limitation, all Obligations as defined in the Credit Agreement.

Of Record: When used in reference to any Bondowner, the Person whose name appears in the registration books maintained by the Trustee pursuant to Section 2.15 as the owner of a Bond.

Opinion of Counsel:  A written opinion of Counsel or Bond Counsel.

Original Issue Date:  February 28, 2007.

Original Purchaser:  Nekoosa Port Edwards State Bank, a Wisconsin banking corporation, Nekoosa, Wisconsin.

Original Purchaser’s Address:  The address which the Original Purchaser designates for the delivery of notices hereunder.  Until changed by notice from the Original Purchaser to the Borrower, the Issuer and the Trustee, the Original Purchaser’s Address is:

Nekoosa Port Edwards State Bank 405 Market Street P.O. Box 9 Nekoosa, WI 54457 Phone: (715) 886-3104 Fax: (715) 886-3310

Outstanding Bonds and Outstanding (when used with reference to Bonds):  All Bonds which have been authenticated and delivered by the Trustee hereunder, except:

(a)           Bonds or portions thereof cancelled by the Trustee or delivered to the Trustee for cancellation; and

(b)           Bonds in lieu of which other Bonds have been authenticated and delivered in accordance with Sections Section 2.13, Section 2.14 and Section 2.21.

Participant:  Bankers’ Bank, Madison, Wisconsin.

Paying Agent:  Any bank or banks designated pursuant to this Bond Agreement as the agent of the Issuer to receive and disburse the principal of and interest on the Bonds; initially, the Trustee.

Payment Date:  Monthly on the 28th day of each month, commencing on March 28, 2007.

Prime Rate: the Prime Rate of Interest as published in the “Money Rates” section of the most recent Midwest Edition of The Wall Street Journal, provided that if at any time the Prime Rate of Interest is no longer so published in the Midwest Edition of The Wall Street Journal published as of the business day immediately preceding any adjustment in the interest rate on the Bonds to the Prime Rate, then “Prime Rate” shall mean the interest rate announced as its Prime Rate of Interest by the largest commercial bank headquartered in the State of Wisconsin on such date.

PBGC:  The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

Person:  An individual, partnership, corporation, limited liability company, enterprise, association, business trust, joint stock company, joint venture, trust, unincorporated organization, governmental authority or any agency or political subdivision thereof, or other entity of whatever nature.

Pledged Revenues:  All revenues and income derived by or for the account of the Issuer from or for the account of the Borrowers pursuant to the terms hereof, including, without limitation (i) all payments by the Borrowers on the Loan or pursuant to Section 4.07, (ii) all cash and securities held from time to time in the Trust Funds (with the exception of the Rebate Credit Account) and the investment earnings thereon, and (iii) all proceeds of any casualty insurance or condemnation awards payable with respect to the Project.

Project:  The project described in Exhibit A attached hereto.

Project Costs:

(a)           All legal, abstracting, surveying, financial and accounting and other fees and expenses, printing and engraving costs and expenses incurred in connection with the establishment of title, the authorization, sale and issuance of the Bonds (including any underwriter’s or agent’s fees, commitment or origination fees, or points in connection with the issuing of the Bonds but, to the extent paid from Bond proceeds, not to exceed two percent of the face amount of the Bonds), and the preparation of this Bond Agreement and all other documents, including filing fees for any financing statements deemed necessary by Counsel;

(b)           All costs of improving the Project Site;

(c)           All costs of acquiring and installing the Project Equipment;

(d)           All architectural, engineering, consulting, legal, supervisory and other services incurred and to be incurred in the construction, purchase, acquiring, installing, improving, equipping or furnishing of the Project;

(e)           The contract price of all labor, services, materials, supplies and equipment furnished under any contract entered into in connection with the construction, purchase, acquisition, installing, improving, equipping or furnishing of the Project;

(f)           The cost of all other labor, services, materials, supplies and equipment necessary to complete the Project;

(g)           All fees and expenses of the Trustee that become due before the Completion Date;

(h)           To the extent permitted by the Statute and not prohibited by rules or regulations of the Internal Revenue Service and not otherwise paid from Bond proceeds deposited in the Bond Fund, all interest accruing up until and not later than the completion of the Project, on money borrowed by a Borrower for temporary financing of Project Costs if such money was borrowed by a Borrower for the specific purpose of temporarily financing Project Costs and was not part of a general purpose open line of credit, and interest accruing on the Bonds prior to, and up to completion of the Project;

(i)           Without limitation by the foregoing, all other expenses which under GAAP constitute necessary capital expenditures for the completion of the construction, acquisition, purchase, installation, improving, equipping or furnishing of the Project, not including initial working capital or expendable supplies (all of which are nevertheless to be supplied by a Borrower or the Borrowers from its own funds without reimbursement);

(j)           All advances, payments and expenditures made or to be made by the Issuer, the Trustee or any other person with respect to any of the foregoing expenses; and

(k)           Reimbursement of the Borrowers for its payment of any of the foregoing incurred after June 20, 2006.

Project Equipment:  The equipment to be installed by a Borrower at the Project Site as part of the Project, and listed on Exhibit A attached hereto.

Project Fund:  The Trust Fund described in Section 3.02.

Project Site:  The location of the Project and the Project Equipment, namely, 4400 Commerce Drive, in the City of Wisconsin Rapids, Wood County, Wisconsin.

Promissory Note:  The Promissory Notes to the Issuer from the Borrowers, dated the Original Issue Date, in the original principal amounts of $3,000,000 (the “Series A Note”), $500,000 (the “Series B Note”) and $500,000 (the “Series C Note”).

Property:  Any interest of the Borrowers or any of their respective Subsidiaries of any kind in property or assets, whether real, personal, mixed, tangible or intangible, wherever located, and whether now owned or subsequently acquired or arising and in the products, proceeds, additions and accessions thereof or thereto.

Qualified Investments:  Includes any of the following securities, in and to the extent that the Trustee has not been notified that the same have not been disqualified as legal for the investment of the Issuer’s moneys:  Government Obligations and (a) the obligations, including discount notes, of (i) Federal National Mortgage Association, (ii) Federal Intermediate Credit Banks, (iii) Federal Banks for Cooperatives, (iv) Federal Land Banks, (v) Federal Home Loan Banks, (vi) Federal Financing Bank, (vii) Federal Farm Credit System, (viii) Federal Home Loan Mortgage Corporation, (ix) Government National Mortgage Association, (x) Federal Housing Administration, and (xi) Farmers Home Administration; provided, however, that obligations listed in this subpart (a) shall be guaranteed by the United States of America; (b) unsecured certificates of deposit, demand deposits, including interest bearing money market accounts, trust deposits, time deposits or bankers acceptances (in each case having maturities of not more than 360 days) of any domestic bank (including the Original Purchaser and the Trustee and any bank affiliated with the Trustee) including a branch office of a foreign bank, which branch office is located in the United States, provided that such bank at the time of purchase, has a short-term “Bank Deposit” rating of “Prime-1” or better by Moody’s Investors Service and a rating of “A-1” or better by Standard & Poor’s Ratings Services; (c) certificates of deposit or time deposits fully collateralized by Government Obligations; (d) any repurchase agreement by the Trustee that is with a bank or institution, which bank, institution or holding company thereof is rated “BAA1” or better by Moody’s Investors Service or “B+” or better by Standard & Poor’s Ratings Services, provided that such repurchase agreement may not extend more than 30 days beyond its issuance and such repurchase obligation will be for Government Obligations; and notwithstanding any of the foregoing, to the extent that any obligations described in this definition are repurchase agreements then (i) the Trustee must have perfected a first security interest in such obligations, (ii) the Trustee or a third party acting solely as agent for the Trustee must have possession of such obligations, (iii) such obligations must be free and clear of third party claims, and (iv) any investment in a repurchase agreement will be considered to mature on the date the bank or trust company providing the repurchase agreement is obligated to repurchase the Government Obligations; (e) commercial paper or finance company paper rated not less than A 1 or prime-one or their equivalents by Standard & Poor’s Ratings Services and Moody’s Investors Service; (f) state and local government obligations, the interest on which is excludable from the gross income of the holder thereof for federal income tax purposes pursuant to Section 103(a) of the Code, provided that such obligations have a rating of “A “ or better from Standard & Poor’s Ratings Services or Moody’s Investors Service; (g) the “Tax-Exempt Money Market Fund” for which the Trustee acts as investment advisor; (h) the “Short Term Investment Fund” of the Trustee; and (i) so long as the Original Purchaser is the Bondowner of all of the Bonds Outstanding,

investment agreements or certificates of deposit as may be approved by the Borrowers and the Original Purchaser; provided, however, that such investment ratings shall apply only at the time of acquisition of such investment.

Rebate Credit Account:  The account described in Section 3.06, which account shall not be pledged for the benefit of the Bondowners hereunder.

Record Date:  For the interest payable on any Payment Date means the day (whether or not a Business Day) next preceding such Payment Date.

Redemption Date:  The date upon which any Bond is to be redeemed prior to maturity.

Redemption Fund:  The Trust Fund described in Section 3.04.

Registered Bondowner:  The person in whose name a Bond is registered in the Bond Register.

Requirements of Law:  As to any matter or Person, the Certificate or Articles of Incorporation or Organization and Bylaws or Operating Agreement or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental Law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any Government Authority.

Requisite Consent:  Unless all Bonds are then owned by the Borrower, the affirmative written consent of Bondowners registered as the Bondowners in aggregate not less than a majority in principal amount of the Bonds (other than Bonds owned by the Borrowers or any “related person” as defined in Section 147 of the Code) at the time Outstanding.

Security Documents:  the Construction Mortgage and Assignment of Leases and Rents, the Pledge and Security Agreement, the Security Agreement, [the Collateral Assignment of Architect’s Contract], and the Collateral Assignment of Construction Contracts, all by the Borrowers in favor of the Trustee and the Original Purchaser.

Series A Bonds:  The Issuer’s $3,000,000 principal amount Industrial Development Revenue Bonds, Series 2007A (Advanced Fiberglass Technologies Project), authorized by and issued pursuant to Section 2.01(a)(i)of this Bond Agreement.

Series B Bonds:  The Issuer’s $500,000 principal amount Industrial Development Revenue Bonds, Series 2007B (Advanced Fiberglass Technologies Project), authorized by and issued pursuant to Section 2.01(a)(ii) of this Bond Agreement.

Series C Bonds:  The Issuer’s $500,000 principal amount Industrial Development Revenue Bonds, Series 2007C (Advanced Fiberglass Technologies Project), authorized by and issued pursuant to Section 2.01(a)(iii) of this Bond Agreement.

Statute:  Section 66.1103 of the Wisconsin Statutes, as amended from time to time.

Subsidiary:  As to any Person, a corporation or limited liability company of which shares of stock or membership interest having voting power (other than stock or membership interest having such power only by reason of the happening of a contingency that has not occurred) sufficient to elect a majority of the board of directors or other managers of such corporation or limited liability company are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Tax Certificate:  The Borrower’s certification, executed and delivered on and as of the Closing Date, certifying to certain facts and circumstances upon which Bond Counsel will rely in part in issuing its Opinion of Counsel as to the tax-exempt status of interest on the Bonds, subject to the assumptions, qualifications and limitations set forth in such Opinion of Counsel.

Trustee:  Initially, Nekoosa Port Edwards State Bank, Nekoosa, Wisconsin, and any successor banking corporation, banking association or trust company at the time serving as corporate trustee hereunder.

Trustee’s Address and Trustee’s Principal Office:  The address or office which the Trustee designates for the delivery of notices or payments hereunder.  Until changed by notice from the Trustee to the Borrower, the Issuer and the Original Purchaser, the Trustee’s Address and Principal Office is:

Nekoosa Port Edwards State Bank 405 Market Street P.O. Box 9 Nekoosa, WI 54457 Phone: (715) 886-3104 Fax: (715) 886-3310

Trust Funds:  The trust funds and accounts administered by the Trustee hereunder.

Unassigned Rights:  The Borrower’s obligations to the Issuer under Section 4.13, Section 6.09 and Section 9.07.

Section 1.02 Use of Phrases; Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

“Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Bond Agreement as an entirety and not solely to the particular portion hereof in which any such word is used.

The definitions set forth in Section 1.01 shall be deemed applicable whether the words defined are herein used in the singular or the plural.

Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders.

Unless otherwise provided, any determinations or reports hereunder which require the application of accounting concepts or principles shall be made in accordance with GAAP.

ARTICLE II

ISSUANCE AND TERMS OF BONDS

Section 2.01 Creation of Bonds for Issuance.  There is hereby created for issuance an issue of Bonds to be designated:

CITY OF WISCONSIN RAPIDS, WISCONSIN
INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 2007A, 2007B and 2007C
(ADVANCED FIBERGLASS TECHNOLOGIES PROJECT)

The Bonds shall be issued in the aggregate principal amount not to exceed FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00).

(a)   The Issuer has, pursuant to the Bond Resolution, further divided the Bonds into three series, designated as “Series 2007A,” “Series 2007B” and “Series 2007C” as provided below.  The Bonds of each and all Series shall have parity with all Bonds of every other Series as provided in Section 2.22.

(i)   The Bonds designated as Series 2007A shall be issued in the maximum aggregate principal amount of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) and are referred to herein as the “Series A Bonds.”

(ii)   The Bonds designated as Series 2007B shall be issued in the maximum aggregate principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000) and are referred to herein as the “Series B Bonds.”

(iii)   The Bonds designated as Series 2007C shall be issued in the maximum aggregate principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000) and are referred to herein as the “Series C Bonds.”

(b)   The Bonds of each series shall be numbered in such manner as the Trustee shall deem appropriate, provided that each particular Bond shall have a different identifying number.  The Bonds shall be issuable in the form of typewritten or printed, fully registered Bonds.  The Bonds shall specify the Original Issue Date as their original issue date, and each particular Bond shall be dated, as its registration date, the date of its authentication.

Section 2.02 Maturity; Repayment of Principal; Interest Payments  The Bonds shall mature as follows:

(i)   The Series A Bonds shall have a final maturity date (the “Series A Maturity Date”) of July 28, 2027.  On the Series A Maturity Date there shall be a full and final payment of all unpaid principal and accrued unpaid interest in respect of the Series A Bonds.

(ii)   The Series B Bonds shall have a final maturity date of July 28, 2014 (the “Series B Maturity Date”).  On the Series B Maturity Date there shall be a full and final payment of all unpaid principal and accrued unpaid interest in respect of the Series B Bonds.

(iii)   The Series C Bonds shall have a final maturity date of July 28, 2014 (the “Series C Maturity Date”).  On the Series C Maturity Date there shall be a full and final payment of all unpaid principal and accrued unpaid interest in respect of the Series C Bonds.

(b)   Principal of the Bonds shall be repaid by the Issuer (from payments to be made by the Borrowers hereunder) in such amounts and on such dates as provided in Section 2.05.

(c)   Notwithstanding anything else herein to the contrary, the principal amount of any series of Bonds Outstanding shall never exceed the aggregate amounts transferred from the Original Purchaser to the Trustee for Deposit into the Project Fund pursuant to Section 3.01 less repayments of principal made by the Issuer, provided, however, that nothing herein shall be construed to obligate the Borrowers to proceed with the Project, and in the event Borrowers do not proceed with the Project, the Borrowers shall have no obligation hereunder, other than the repayment, together with interest, of amounts advanced by the Original Purchaser.

(d)   Payments of principal in excess of the scheduled installments set forth herein and related payments of premium, if any, shall be credited against scheduled installments in inverse order with respect to the Bonds (for this purpose, treating all Bonds as a single series).

Section 2.03 Interest on the Bonds.

(a)   Series A Bonds.

           (i)     Initial Interest Rate.  From the Original Issue Date through February 28, 2012, the Series A Bonds shall bear interest at a fixed rate of Five and 50/100 percent (5.50%) per annum.

               (ii)   Interest Rate Resets.    The interest rate on the Series A Bonds shall be reset on each Reset Date to a fixed rate calculated as follows (i) the Prime Rate in effect on the Business Day next preceding the Reset Date minus (ii) 2.25 percentage points.  The Series A Bonds shall bear interest from each Reset Date through the day immediately prior to the next Reset Date at the rate determined according to the formula in the preceding sentence (in each case, the “Reset Rate”).  Notwithstanding the foregoing, the interest rate on the Series A Bonds shall never (i) exceed the Maximum Rate, nor (ii) be lower than the Minimum Rate.

(b)   Series B Bonds.  The Series B Bonds shall bear interest from the Original Issue Date through the Series B Maturity Date at a fixed rate of Five and 75/100 percent (5.75%) per annum.

(c)   Series C Bonds.  The Series C Bonds shall bear interest from the Original Issue Date through the Series C Maturity Date at a fixed rate of Five and 75/100 percent (5.75%) per annum.

(d)   Definitions.  The following definitions are applicable to this Section 2.03:

(i)   Marginal Bank Tax Rate:  The tax rate at which a commercial bank located in the United States and subject to federal income taxation as a corporation would be taxed for federal income tax purposes pursuant to the applicable provisions of the Code or any future

United States internal revenue or similar laws applicable to such bank, if such bank’s taxable income were in the highest tax bracket specified by the Code.  As of the date of this Bond Agreement, the Marginal Bank Tax Rate is Thirty-Five and 00/100 percent (35.00%)

(ii)   Reset Date: Each of February 28, 2012; February 28, 2017; and February 28, 2022.

(iii)         Maximum Rate: Eighteen and 00/100 percent (18.00%) per annum.

(iv)   Minimum Rate:  Four and 00/100 percent (4.00%) per annum.

(v)   Default Rate:  The rate of interest per annum equal to the greater of (i) the Prime Rate or (ii) the sum of the then-applicable tax-exempt interest rate or rates applicable to each Series of Bonds as determined pursuant to Section 2.03, plus 3.0%, but in any event not greater than the Maximum Rate nor less than the Minimum Rate.

(e)   Tax-Exempt Yield Protection.  Notwithstanding the foregoing, the interest rate on the Bonds shall be subject to further adjustment on any Payment Date if on such Payment Date the Marginal Bank Tax Rate has changed to become either greater than or less than 35%.  The adjusted interest rate shall be determined by multiplying the then-applicable interest rate on the Bonds immediately prior to such change by a fraction: (i) the numerator of which is the difference between (A) 100% and (B) the applicable Marginal Bank Tax Rate immediately after such change and (ii) the denominator of which is the difference between (A) 100% and (B) the Marginal Bank Tax Rate in effect immediately prior to such change.

(f)   Interest Determinations Final.  All determinations of the interest rate hereunder shall be final and conclusive absent manifest error.

(g)   Computation of Interest.  Interest on the Bonds shall be computed on a 360 day year, actual days elapsed basis. Interest shall accrue only on principal amounts actually deposited and from the date such amounts are actually deposited into the Project Fund pursuant to Section 3.01 and Section 4.02 of this Bond Agreement.

(h)   Interest-Only Payments.  Interest shall be payable on each Payment Date, commencing on March 28, 2007 through and including July 28, 2007 (the “Interest Only Period”).  From and after August 28, 2007, interest shall be included in the monthly principal and interest payments payable as provided in Section 2.05(a).

(i)   Default Interest.  Overdue principal and interest on each Bond shall (to the extent legally enforceable) bear interest at the Default Rate.  Any interest on any Bond which is payable, but is not punctually paid or duly provided for, may be paid in any lawful manner, at the discretion of the Trustee.

Section 2.04 Occurrence of a Determination of Taxability.  The Bonds shall bear interest, payable on the first Payment Date after the occurrence of a Determination of Taxability with respect to all prior periods, computed at the rate set forth in the following paragraph, but not to exceed the Maximum Rate (the “Taxable Rate”) (on a 360-day year, actual days elapsed basis) on the outstanding principal amount of the Bonds (as reduced from time to time) from the date of the Event of Taxability, less any interest already paid, from the date of the Event of

Taxability to such Payment Date.  Thereafter, the Bonds shall bear interest at the Taxable Rate (“Taxable Interest”) as provided in this Section on the Bonds Outstanding on each Payment Date.  Except for Taxable Interest allocable to the period between the Event of Taxability and the Payment Date immediately succeeding the Determination of Taxability, Taxable Interest payable under this Section shall be payable with respect to the same period, at the same time and in the same manner as interest payments regularly paid pursuant to this Bond Agreement.

Taxable Interest payable on the Bonds of all Series shall be equal to the higher of (i) the Prime Rate or (ii) the sum of the then-applicable tax-exempt interest rate or rates applicable to each Series of Bonds as determined pursuant to Section 2.03, plus 3.0% per annum.  The Borrowers shall also pay to the Bondowners (and any former Bondowners holding Bonds during any period subsequent to an Event of Taxability) as additional interest, the amount of penalties, additions to tax (exclusive of any taxes imposed under Section 11 or any successor provision of the Code) or interest assessed against the Bondowners (and former Bondowners) on account of a Determination of Taxability.  Taxable Interest to be paid pursuant to this Section for the period between the Event of Taxability and the Payment Date immediately succeeding the Determination of Taxability shall be paid immediately following the Determination of Taxability in the same manner as interest is paid to Bondowners in accordance with this Bond Agreement.

Any Bondowner shall have the right, but not the obligation, to arrange for the contest of an allegation that an Event of Taxability has occurred, by appropriate legal proceedings.  In the event no Bondowner shall contest the Event of Taxability, the Borrowers shall have the option but not the obligation to do so.  If (i) the Borrowers shall have made any additional payments to a Bondowner or former Bondowner by reason of an Event of Taxability pursuant to this Section, and (ii) it shall be successfully claimed for the taxable year in question that the interest on the Bonds for such taxable year is excluded from the Bondowner’s or former Bondowner’s taxable income for federal income tax purposes (for this purpose a claim shall be deemed successful only upon the occurrence of a “determination,” as defined in Section 1313(a) or any successor provision of the Code) or, if the Bondowner or former Bondowner shall not have included such interest in the Bondowner’s or former Bondowner’s taxable income for federal income tax purposes upon expiration of the statute of limitations provided by Section 6501 or any successor provision of the Code with respect to such taxable year, then the Bondowner or former Bondowner (as the case may be) shall pay to the Borrowers the amount of any such additional payments which had been made by the Borrowers to the Bondowner or former Bondowner, less any actual expenses incurred by such Bondowner or former Bondowner as a result of the alleged Event of Taxability.  Upon successful challenge of an Event of Taxability, the interest rate on the Bonds shall return to the interest rate ordinarily payable hereunder as if no Event of Taxability had ever been alleged.

Section 2.05 Mandatory and Optional Redemption of Bonds.  No Bond may be called for redemption prior to its stated maturity except as provided in this Section 2.05; provided, however, that nothing herein shall be deemed to limit the right of acceleration of Bond maturities upon the occurrence of a Bond Default.

(a)   Amortizing Redemptions.  Each Series of Bonds shall be subject to mandatory redemption in accordance with the redemption schedule set forth. On or prior to each “Amortizing Redemption Date” set forth below, the Borrowers shall provide to the Trustee immediately available funds sufficient to effect the redemption of the principal amount of Bonds required to be redeemed on such Amortizing Redemption Date as set forth below plus accrued interest to the Redemption Date.

(i)   Series A Bonds.  Following the Interest Only Period, beginning on August 28, 2007, and on the 28th day of each calendar month through and including July 28, 2012, sixty (60) equal monthly principal and interest payments each in the amount of Twenty Thousand Seven Hundred Seventy-Six and 10/100 Dollars ($20,776.10).  On each Reset Date, the monthly principal and interest payments due hereunder shall be adjusted to level monthly principal and interest payments sufficient to amortize the then-current Principal Balance hereof over the remaining term to the Series A Maturity Date at the applicable Reset Rate (with the first such adjusted payment due on the March 28th following the Reset Date).

(ii)    Series B Bonds.  Following the Interest Only Period, beginning on August 28, 2007, and on the 28th day of each calendar month through and including July 28, 2014, eighty-four (84) equal monthly principal and interest payments in the amount of Seven Thousand Two Hundred Sixty-Five and 78/100 Dollars ($7,265.78);

(iii)     Series C Bonds.  Following the Interest Only Period, beginning on August 28, 2007, and on the 28th day of each calendar month through and including July 28  2014, eighty-four (84) equal monthly principal and interest payments in the amount of Seven Thousand Two Hundred Sixty-Five and 78/100 Dollars ($7,265.78).

(b)   Redemption at Original Purchaser's Option (Put Right).  The Series A Bonds shall be subject to mandatory redemption, in whole, but not in part, on any Reset Date at the option of the Original Purchaser, so long as the Original Purchaser owns of Record all of the Outstanding Series A Bonds.  The Original Purchaser shall give prior written notice to all Parties of such mandatory redemption not less than ninety (90) days prior to any Reset Date.  In the case of a redemption pursuant to this Section 2.05(b), the redemption price shall be 100% of the principal amount of the Bonds so redeemed, plus all accrued interest to the Put Date.

(c)   Redemption at Borrower's Option (Call Right).  Any Bond not redeemed pursuant to subsections (a) or (b), above, is subject to redemption in whole or in part at the option of the Borrowers on any Payment Date upon thirty (30) days prior written notice ("Call Notice") to the Trustee and, so long as the Original Purchaser is the owner of any Outstanding Bonds, to the Original Purchaser.  Any such Call Notice shall specify the Payment Date and the principal amount of the Bonds to be redeemed on such Payment Date.  In the Call Notice, the Borrowers shall also identify the source of funds that it will use to pay the redemption price (including any premium) and shall certify that the circumstances described in subsection (d)(ii), below, do not exist.  In the event the Original Purchaser is not the holder of Record of all (100%) principal amount of the Bonds then outstanding, then the Call Notice shall be given to the Trustee not less than 60 days prior to the Payment Date on which the Borrowers propose to effect such redemption (in which case the Trustee shall comply with the requirements of Section 2.08 pertaining to notices of redemption).  In the case of a redemption pursuant to this Section 2.05(c), the redemption price shall be par plus accrued interest to the Redemption Date, plus the Redemption Premium, if any, calculated as determined under subsection (d), below.

(d)   Premium Upon Certain Redemptions.  A premium ("Redemption Premium") shall be due upon certain redemptions pursuant to subsection (c), above (but not in respect of

redemptions pursuant to either subsection (a) or subsection (b)).   The Redemption Premium shall be payable in the following circumstances and shall be calculated as provided below:

(i)   In the case of an optional redemption under subsection (c), or one or more such redemptions, in any calendar year in a principal amount that exceeds Twenty and 00/100 percent (20.00%) of the principal amount of Bonds Outstanding on December 31 of the next preceding calendar year (the "Threshold"), there shall be due upon redemption a premium calculated as follows: (i) the principal amount being redeemed in excess of the Threshold, multiplied by (ii) Four and 00/100 percent (4.00%).

(ii)   In the case of an optional redemption in any amount where the source of funds to be used by the Borrowers is derived by the Borrowers from a loan, borrowing, extension of credit, credit facility, letter of credit or otherwise from a bank, financial institution or other institutional lender (other than the Original Purchaser or the Participant), or one or more of such borrowings or transactions, then there shall be due upon redemption a premium calculated as follows: (i) the principal amount being redeemed multiplied by (ii) four and 00/100 percent (4.00%).

(e)   Notwithstanding any provision of ARTICLE X or any other provision of the Bond Agreement to the contrary, the provisions of subsections (a) through (d) of this Section 2.05, including the redemption schedule set forth in Schedule 2.05, may, so long as the Original Purchaser is the Owner of Record of all (100%) in principal amount of the Bonds then Outstanding, be amended  or modified in any respect by a written instrument executed by the Borrowers, the Guarantor and the Original Purchaser, provided, that such amendment shall not be effective unless the Borrowers have obtained (at the Borrowers’ expense) a written Opinion of Bond Counsel to the effect that such amendment or modification shall not, in and of itself, cause an Event of Taxability to occur.  No prior notice to or consent of the Issuer or the Trustee shall be required to effect an amendment or modification pursuant to this Section 2.05(e); however, the Borrowers shall file with the Issuer and the Trustee the written instrument, signed by the Borrowers, the Guarantor and the Original Purchaser, together with the written opinion of Bond Counsel, within 30 days of the effective date of any such amendment or modification and upon such filing this Bond Agreement shall for all purposes be amended as of the date appearing on such instrument.  Notwithstanding the foregoing, the failure to make or a delay in making such filing shall not affect the validity of such amendment.  The Issuer and the Trustee agree to cooperate with any requirement of Bond Counsel necessary in the Opinion of Bond Counsel to render such Opinion, including without limitation rendering any certificate, executing any informational return on Form 8038 with the Service, or otherwise, provided that the Issuer or the Trustee shall in each case be indemnified for the costs and expenses of any such action as provided in Section 6.09.

Section 2.06 Optional Redemption of Bonds Upon Occurrence of Certain Extraordinary Events.  The Bonds shall be subject to redemption, in whole or in part, at par plus accrued interest to the Redemption Date at the option of the Borrower, or the Bondowners by Requisite Consent.  If the Project is affected as set forth below, each shall have an independent option to have the Loan repaid in whole out of Net Proceeds of an insurance or condemnation award relating to destruction or damage or condemnation of all or any part of the Project, and to direct the Issuer (i) to call for redemption and prepayment all the Outstanding Bonds if the Project, is set forth below, or (ii) to call for redemption and prepayment that amount of Outstanding Bonds attributable to debt incurred for the Project as determined by the Trustee if:

(a)   The Project shall have been damaged or destroyed to such extent that, in the opinion of the Borrowers expressed in a Borrowers’ Certificate, or in the written opinion of an independent architect acceptable to the Trustee and, if the Original Purchaser then owns any of the Bonds, the Original Purchaser, filed with the Issuer and the Trustee following such damage or destruction (i) the completion of the Project will be delayed for at least six months, (ii) it is not practicable or desirable to rebuild, repair or restore the Project within a period of six consecutive months following such damage or destruction, or (iii) the Borrowers are or will be thereby prevented from carrying on its normal operations for a period of at least six consecutive months;

(b)   Title to or the temporary use of all or substantially all of the shall have been taken under the exercise of the power of eminent domain by any governmental Issuer to such extent that, in the opinion of the Borrowers expressed in a Borrowers’ Certificate, or in the written opinion of an independent architect acceptable to the Trustee and, if the Original Purchaser then owns any of the Bonds, the Original Purchaser filed with the Issuer and the Trustee (i) the completion of the Project will be delayed for at least six months, or (ii) the Borrowers are or will be thereby prevented from carrying on its normal operations at the Project site for a period of at least six consecutive months;

(c)   Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Borrowers to cease all or any substantial part of its operations at the Project site to such extent that, in the opinion of the Borrowers expressed in the Borrower’s Certificate, or in the written opinion of Counsel, who is also acceptable to the Original Purchaser if the Original Purchaser then owns any of the Bonds, filed with the Issuer and the Trustee, the Borrowers are or will be thereby prevented from carrying on its normal operations at the Project site for a period of at least six consecutive months;

(d)   As a result of any changes in the Constitution of Wisconsin or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), this Bond Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed herein, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or any Borrower including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date hereof; or

(e)   If it shall be discovered that any Borrower’s title to the Project shall be materially defective, and any Borrower’s title to the Project shall be lost by reason of such defect.

In any such case, the Borrowers or Bondowners shall, to exercise their respective option hereunder, give notice to the Issuer, the Trustee and the Bondowners or the Borrower, as the case may be, in writing of its or their intent to exercise this option and specifying the proposed Redemption Date, within thirty (30) days following discovery of the event by the party determining to exercise its option hereunder.  The exercise of either party of its option to redeem the Bonds shall be binding on all parties hereto.  Within sixty (60) days after the giving of notice as set forth above, the Borrowers shall deposit with the Trustee a sum sufficient, together with other funds held by the Trustee and available for such purpose (i) to redeem the Bonds, in whole or in part, as applicable at a redemption price equal to the principal amount thereof, (ii) to pay the interest which will become due on such Bonds to and including the Redemption Date, and (iii) to pay all expenses of the Issuer and the Trustee accrued and to accrue through the Redemption Date.

If any Borrower shall have received proceeds of an insurance or condemnation award relating to destruction or damage or condemnation of all or any part of the Project, and such net proceeds exceed the amount necessary to rebuild, repair or restore the applicable Facility, such Borrower agrees to direct the Issuer to call for redemption and prepayment Outstanding Bonds equal to the amount of such resulting excess net proceeds.

Section 2.07 Purchase and Cancellation of Bonds.  The Borrowers shall have the right to purchase any outstanding Bond and deliver it to the Trustee for cancellation.  Also, the Trustee may purchase any outstanding Bond for cancellation in accordance with this Bond Agreement.  Any such purchase and cancellation of a Bond shall ipso facto reduce the unpaid principal balance of the Loan on the date of such cancellation by an amount equal to the principal amount of such Bond.  Further, any such purchase shall be deemed to constitute a redemption of a like principal amount of Bonds and prior to and in connection with such purchase, the Borrowers shall comply with the requirements of Section 2.05(c) (including the payment of a redemption premium under Section 2.05(d), if applicable).  The reduction shall be applied to the principal installment on the Loan having the same maturity as the Bond so purchased and cancelled.  Nothing in this Section 2.07 shall require the owner of any Bond to sell such Bond to the Borrowers.

Section 2.08 Notice and Effect of Redemption.  Notice of the call for any redemption of Bonds prior to maturity shall be given by the Trustee by mailing a copy of the redemption notice by first-class mail not less than 30 nor more than 60 days prior to the Redemption Date to the Bondowner of each Bond to be redeemed at the address shown on the Bond Register; provided, however, that failure to give any such notice as aforesaid or any defect therein with respect to any particular Bond shall not affect the validity of any proceedings for the redemption of any other Bond.

Each redemption notice shall (i) identify the particular Bonds or portions thereof to be redeemed (including, at a minimum, certificate numbers and called amount for each certificate (for partial calls), Redemption Date, redemption agent name and address, date of issue, maturity date, and other descriptive information, if any, that accurately identifies the particular Bonds called for redemption), (ii) identify the provisions of this Bond Agreement pursuant to which the Bonds are being redeemed, (iii) identify the place of payment, (iv) state the applicable redemption price, including the premium, if any, and (v) state that interest on the Bonds or portions thereof thus called for redemption will cease to accrue from and after the Redemption Date specified therein.

If pursuant to this Bond Agreement the Trustee shall hold funds in the form of cash or Government Obligations which are available and will be sufficient in amount to pay the principal of and premium, if any, on the Bonds or portions thereof thus called for redemption and to pay the interest thereon to the Redemption Date, such Bonds or portions thereof shall cease to bear interest from and after the Redemption Date in question.

Section 2.09 Bonds to be Limited Obligations of the Issuer.  The Bonds shall be limited obligations of the Issuer payable by it solely from the Pledged Revenues.  The Bonds shall not constitute a debt or obligation of the Issuer, the county in which it is located, the State of Wisconsin or any political subdivision thereof within the meaning of any State of Wisconsin constitutional provision or statutory limitation and shall not be a charge against its or their respective general credit or taxing powers and shall not give rise to a pecuniary liability of the Issuer.  In making the agreements, provisions and covenants set forth in this Bond Agreement, the Issuer has not obligated itself, except to the extent that the Issuer is authorized to act pursuant to Wisconsin law and except with respect to the Pledged Revenues.  The Issuer and any of its officials, officers, employees, members or agent shall have no monetary liability arising out of the obligations of the Issuer hereunder or in any connection with any covenant, representation or warranty made by the Issuer herein and neither the Issuer nor its officials shall be obligated to pay any amounts in connection with the transactions contemplated hereby other than from Pledged Revenues or other monies received from the Borrower.

Section 2.10 Source of Payment.  The principal of, premium, if any, and interest on the Bonds shall be payable by the Issuer solely from the Pledged Revenues.

Section 2.11 Pledged Revenues.  The Pledged Revenues are hereby specifically, irrevocably and exclusively pledged by the Issuer to the Trustee to secure the punctual payment of the principal of, premium, if any, and interest on the Bonds, and shall be used for no other purpose except as otherwise expressly authorized herein.

Section 2.12 Form of Bonds.  The Bonds shall be issuable only as fully registered Bonds substantially in the form set forth in Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Bond Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Bonds as evidenced by their execution of the Bonds.  There may be printed or otherwise reproduced on any Bond form (i) the legal opinion of Bond Counsel, (ii) customary “back panel” summary information, (iii) restrictions on transfer in form approved by the Trustee as required in particular instances, and (iv) any other information deemed necessary or appropriate by the Issuer or the Trustee with the approval of Bond Counsel to give notice of information to Bondowners.  Pending the preparation of definitive Bonds the Issuer may execute and the Trustee shall authenticate and deliver temporary Bonds, substantially of the tenor of the definitive Bonds in lieu of which they are issued, in fully registered form, with such appropriate insertions, omissions, substitutions and other variations as the Issuer’s Highest Elected Official and Clerk may determine, as evidenced by their manual signing of such Bonds.  If temporary Bonds are issued, the Trustee will cause definitive Bonds to be prepared without unreasonable delay.  After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the Trustee’s Principal Office without charge to the Bondowner.  Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of authorized denominations.  Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefits hereunder as definitive Bonds, and the principal of, premium, if any, and interest thereon, when and as payable, shall be paid to the Bondowners of the temporary Bonds.

Section 2.13 Execution of Bonds.  The Bonds shall be executed on behalf of the Issuer by its Highest Elected Official under the official seal of the Issuer attested to by its Clerk.  The signatures of the Highest Elected Official and Clerk on the Bonds may be manual or facsimile.  The official seal of the Issuer on the Bonds may be actually impressed or imprinted or may be reproduced thereon by facsimile.

Bonds bearing the manual or facsimile signatures of the persons who were the Issuer’s Highest Elected Official and Clerk at the time of the execution thereof shall be valid and sufficient for all purposes notwithstanding that such persons or either of them have ceased to hold such offices prior to the authentication and delivery of the Bonds or did not hold such offices at the date of the Bonds.  For this purpose a Bond executed by facsimile signature shall be deemed to have been executed on the date of the printing thereof.

Section 2.14 Authentication.  No Bond shall be entitled to any benefit hereunder or be valid for any purpose unless there appears on such Bond a certificate of authentication substantially in the form set forth in Exhibit B, executed on behalf of the Trustee with the manual signature of an authorized signatory of the Trustee.  Such certificate of authentication executed as aforesaid on a Bond shall be conclusive evidence that such Bond has been authenticated and delivered hereunder.

Section 2.15 Provision for Registration, Transfer and Exchange of Bonds.  The Trustee shall cause a register (herein sometimes referred to as the “Bond Register”) to be kept for the purpose of providing for the registration and transfer of Bonds in accordance with the provisions of this Section 2.15 and such reasonable additional regulations as the Trustee may prescribe.  Subject to such regulations, any Bondowner may cause its address on the Bond Register to be changed by giving written notice to the Trustee.  At reasonable times and under reasonable regulations established by Trustee, the Bond Register may be inspected and copied by the Borrower, the Issuer or by Bondowners (or a designated representative thereof) of 10% or more in aggregate principal amount of Bonds then Outstanding, the authority of such designated representative to be evidenced to the satisfaction of Trustee.

Each Bond shall be fully negotiable.  Any Bond may be transferred but only by a written assignment duly executed by the Bondowner or by such Bondowner’s duly authorized legal representative.  Upon presentation and any other holder of a participating interest in the Bonds of the Bond together with said executed form of assignment at the Trustee’s Principal Office, the Trustee shall register the transfer in the Bond Register; provided, however, that the Trustee shall have no obligation to register the transfer unless the executed assignment shall be satisfactory to it in form and substance.  Upon registration of the transfer of a Bond, the Trustee shall cancel the surrendered Bond and the Issuer shall issue, and the Trustee shall authenticate, one or more new Bonds of authorized denominations of the same maturity and interest rate and in the same aggregate outstanding principal amount as the surrendered Bond.

The Bondowner requesting any registration of transfer or exchange of Bonds shall pay with respect thereto any resulting tax or governmental charge.  All such payments shall be conditions precedent to the exercise of the Bondowner’s rights of registration of transfer or exchange.  The Trustee shall not be required to register the transfer or to exchange any particular Bond after such Bond has been selected for redemption.  All registrations of transfer and exchanges of Bonds shall be accomplished in such manner that no increase or decrease in interest payable on the Bonds results therefrom.

Section 2.16 Persons Treated as Bondowners.  The Issuer and the Trustee shall treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of the principal of, premium, if any, and interest thereon and for all other purposes whatsoever, whether or not such Bond is overdue and irrespective of any actual, implied or imputed notice to the contrary.  In particular, neither the Participant nor any other holder of a participating interest in the Bonds shall be treated as a Bondowner except in accordance with the provisions described in  the second-to-last sentence of Section 6.20.

Section 2.17 Manner of Payment of Bonds.  All principal installments of, premium, if any, and interest on the Bond issued to the Original Purchaser shall be paid directly to the Original Purchaser without presentation or surrender of the Bonds by the Original Purchaser to the Trustee.  The Original Purchaser shall provide confirmation to the Trustee promptly upon receipt of such payment which notice shall include the date of payment, the amount of principal installments of, premium, if any, and interest paid on the Bond.  The interest on any Bond and the principal which is payable and is punctually paid or duly provided for, on any Payment Date shall be paid by check drawn by the Borrowers payable to the order of the person in whose name that Bond is registered as of the close of business on the Record Date for such interest and mailed to such person at the address shown on the Bond Register, initially, the Original Purchaser.  Any interest on any Bond which is payable, but is not punctually paid or duly provided for, may be paid in any lawful manner, at the discretion of the Trustee.  The principal of, premium, if any, and interest on all Bonds shall be paid in lawful money of the United States of America.

In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be, in the city in which the Trustee’s Principal Office is located, a Saturday, Sunday or a legal holiday, the payment of principal, premium, if any, and interest need not be made on such date in such city but may be made on the next succeeding Business Day.

Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Redemption Date that is not a regularly scheduled Payment Date, shall be paid by check drawn by the Borrower, payable to the order of the person in whose name the Bond is registered at the close of business on the day next preceding such Redemption Date, initially the Original Purchaser.

Section 2.18 Mutilated, Lost, Stolen or Destroyed Bonds.  In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond of like date, maturity and denomination as the Bond mutilated, lost, stolen or destroyed.  In the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with indemnity satisfactory to them.  In the event any such Bond shall have matured, the Trustee instead of issuing a substitute Bond may pay the same without surrender thereof.  The Issuer and the Trustee may charge the Bondowner of such Bond with their reasonable fees and expenses in this connection.

Section 2.19 Trustee Designated as Bond Registrar.  The Trustee shall be the bond registrar for and in respect of all Bonds.

Section 2.20 Disposition of Bonds Upon Payment; Safekeeping of Bonds Surrendered for Exchange.  All Bonds fully paid, fully redeemed or purchased by the Trustee for cancellation under the provisions hereof shall be cancelled when such final payment, redemption or purchase is made, and such cancelled Bonds shall be delivered to the Trustee.  All cancelled Bonds shall be destroyed by the Trustee by cremation, shredding or other suitable means, and the Trustee shall execute a certificate of destruction in duplicate describing the Bonds so destroyed and one executed certificate shall be filed with the Issuer and the other executed certificate shall be retained by the Trustee.

Section 2.21 Delivery of Bonds.  Upon the execution and delivery of this Bond Agreement, the Issuer shall issue and execute and deliver the Bonds to the Trustee, and the Trustee shall authenticate such Bonds and deliver them to the purchaser(s) as may be directed by the Issuer.

Prior to the delivery of the Bonds by the Trustee there shall be filed with the Trustee:

(a)   A certified copy of the resolution(s) of the Issuer authorizing the issuance of the Bonds and the execution and delivery of this Bond Agreement;

(b)   An original executed counterparts of this Bond Agreement; and

(c)   A request and authorization to the Trustee, executed on behalf of the Issuer by its Highest Elected Official or Clerk, to deliver the Bonds to the purchaser(s) therein identified, in the form and amount requested upon payment to the Trustee, for the account of the Issuer, of a specified sum plus accrued interest on the Bonds to date of delivery thereof.

Section 2.22 Parity.  This Bond Agreement is for the equal and ratable benefit and security of all Bonds of all Series issued and to be issued hereunder.  All Bonds of every Series shall be of equal rank, and no Bondowner shall be accorded a preference or priority over any other Bondowner except as expressly authorized or provided herein.

Section 2.23 Discharge.  If the Issuer shall pay or cause to be paid from the Pledged Revenues the principal, premium, if any, and interest due or to become due on the Bonds at the times and in the manner stipulated therein, and if the Issuer shall not then be in default in any of the covenants and promises in the Bonds and in this Bond Agreement expressed as to be kept, performed and observed by it or on its part, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, terminate and be void, whereupon the Trustee shall cancel and discharge the lien of this Bond Agreement and execute and deliver to the Issuer such instruments in writing as shall be requisite to cancel and discharge the lien hereof, and reconvey, release, assign and deliver unto the Issuer any and all the estate, right, title and interest in and to any and all property conveyed, assigned or pledged to the Trustee or otherwise subject to the lien of this Bond Agreement, except moneys or securities held by the Trustee in separate segregated trust accounts pursuant to this Bond Agreement for the payment of the principal of, premium, if any, and interest on unpresented Bonds.

Any Bonds shall be deemed to be paid when payment of the principal of and premium, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided herein, or otherwise) either (a) shall have been made or caused to be made in accordance with the terms hereof, or (b) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably setting aside exclusively for such payment, (i) cash, without regard to any investment or reinvestment thereof, sufficient to make such payment or (ii) Defeasance Obligations which are not callable prior to maturity by the issuer thereof or anyone acting on its behalf maturing as to principal and interest in such amounts and at such times, without regard to any investment or reinvestment thereof, as will provide sufficient moneys, together with any uninvested cash, to make such payment, and all necessary and proper fees and expenses of the Trustee pertaining to the Bond with respect to which such deposit is made.  At such time as a Bond shall be deemed to be paid hereunder as aforesaid, it shall no longer be deemed to be outstanding hereunder and shall no longer be secured by or entitled to the benefits hereof, except for the purposes of any such payment from such moneys or Defeasance Obligations.

Notwithstanding the foregoing, no deposit under clause (b) of the immediately preceding paragraph shall be deemed a payment of such Bonds as aforesaid until:

(a)   The deposit shall have been made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee consistent herewith and a verification report with respect to the sufficiency of such deposit prepared by an independent certified public accountant shall have been delivered to the Trustee;

(b)   In the case of an escrow trust deposit with respect to Bonds subject to redemption prior to maturity at the option of the Borrower, the Borrowers shall have delivered an irrevocable Borrower’s Certificate designating when such Bonds are to be paid or redeemed under terms of such escrow trust agreement;

(c)   In case of Bonds which are to be redeemed prior to maturity from such escrow trust deposit, a redemption notice meeting the requirements of Section 2.08 and stating that such Bonds are being redeemed from a deposit made pursuant to this Section 2.23 shall either (i) have been given, or (ii) shall have been provided for by delivery to the Trustee of irrevocable instructions for the giving of such notice;

(d)   The Trustee shall have been furnished with an opinion of Bond Counsel to the effect that the payment of the Bonds in accordance with said escrow trust agreement will not adversely affect the excludability from gross income of the Bondowners for federal income tax purposes and will not cause the Bonds to be classified as “arbitrage bonds” under Section 148 of the Code; and

(e)   The Trustee shall have covenanted to give notice of such deposit to the Bondowner of each Bond outstanding at the address shown on the Bond Register.

All moneys or Defeasance Obligations set aside and held in trust pursuant to the provisions of this Article for the payment of Bonds (including interest and premium thereon, if any) shall be applied to and used solely for the payment of the particular Bonds (including interest and premium thereon, if any) with respect to which such moneys and Defeasance Obligations have been so set aside in trust.

If moneys or Defeasance Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of Bonds and the interest and premium, if any, thereon and such Bonds and the interest and premium, if any, thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Section 2.23 shall be made without the consent of the Bondowner of each of the Bonds affected thereby.

ARTICLE III

FUNDS AND ACCOUNTS

Section 3.01 Application of Proceeds of Bonds.  The Trustee shall deposit the amount received by it for the account of the Issuer on the Original Issue Date into the appropriate Project Fund Account or Project Fund Accounts established pursuant to Section 3.02.

It is the intention of the Parties that neither the entire $3,000,000 principal amount of the Series A Bonds nor the entire $500,000 principal amount of the Series B Bonds nor the entire $500,000 principal amount of the Series C Bonds will, in any case, be funded on the Effective Date.  Rather, the Borrowers will submit one or more Borrowers’ Requisitions to the Trustee and the Original Purchaser in accordance with Section 4.02.  The Original Purchaser shall review each such Borrowers’ Requisition and if, in the Original Purchaser’s absolute discretion, the Original Purchaser shall approve such Borrowers’ Requisition, the Original Purchaser shall (i) disburse the amount requested in such Borrowers’ Requisition directly to or on behalf of the Borrowers as specified in the applicable Borrowers’ Requisition, and (ii) notify the Trustee of such disbursement, and thereupon the Trustee shall be deemed to have received such amount from the Original Purchaser in payment of a corresponding amount of the original purchase price of the Series A Bonds, Series B Bonds or Series C Bonds, as the case may be, and to have deposited such amount into the applicable Project Fund Account, and to have contemporaneously disbursed such amount in payment or reimbursement of Project Costs in accordance with Section 4.02.

Section 3.02 Project Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the title of the Bonds and the label “Project Fund.”  There is hereby created within the Project Fund three accounts to be designated “Project Fund – Series A Account,” “Project Fund – Series B Account” and “Project Fund – Series C Account” (said accounts being hereinafter referred to the “Project Fund Accounts”).  The Trustee shall deposit into the Project Fund Accounts, from time to time when and as received, the amounts specified in Section 3.01 and any additional moneys which the Borrowers may deliver to the Trustee from time to time with the instruction that such moneys be deposited into the Project Fund.

The Trustee is hereby authorized and directed to disburse moneys from the Project Fund to pay (or reimburse the Borrowers for) Project Costs.  Except as otherwise provided below, such disbursements shall be made only upon a Borrower’s Requisition made by or on behalf of the Borrowers meeting the requirements of and submitted in accordance with Section 4.02.  Notwithstanding the foregoing, there shall never be disbursed from either the Project Fund – Series A Account or the Project Fund – Series B Account to pay or reimburse any of the costs of acquiring and installing the Project Equipment, and there shall never be disbursed from the Project Fund – Series C Account to pay or reimburse any of the Project Costs other than the costs of acquiring and installing the Project Equipment, in each case including a ratable portion of indirect costs (such as, by way of example and not limitation, Trustee’s fees and the costs of issuing the Bonds).

In addition, disbursements from the Project Fund shall be subject to such further terms and conditions as may be contained in the Credit Agreement and the Disbursing Agreement (as defined in the Credit Agreement).

If an Event of Default shall have occurred and be continuing, the Trustee (without any authorization from the Borrower) may, if the Trustee has accelerated the Bonds under Section 8.02, apply moneys in the Project Fund in accordance with Section 8.06.

Upon the closing of the Project Fund in accordance with Section 4.05, any remaining balance in the Project Fund shall be transferred to the Bond Fund.

Section 3.03 Bond Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the title of the Bonds and the label “Bond Fund.”  There is hereby created within the Bond Fund three accounts to be designated “Bond Fund – Series A Account,” “Bond Fund – Series B Account” and “Bond Fund – Series C Account” (said accounts being hereinafter referred to the “Bond Fund Accounts”).  The Trustee shall deposit into the Bond Fund Accounts, from time to time when and as received:

(a)   To the Bond Fund – Series A Account, all payments from or for the account of the Borrowers on the Series A Loan pursuant to Section 3.04 (except prepayments of principal and the premium, if any, thereon required to be deposited into the Redemption Fund pursuant to Section 4.06); and

(b)   To the Bond Fund – Series B Account, all payments from or for the account of the Borrowers on the Series B Loan pursuant to Section 3.04 (except prepayments of principal and the premium, if any, thereon required to be deposited into the Redemption Fund pursuant to Section 4.06); and

(c)   To the Bond Fund – Series C Account, all payments from or for the account of the Borrowers on the Series C Loan pursuant to Section 3.04 (except prepayments of principal and the premium, if any, thereon required to be deposited into the Redemption Fund pursuant to Section 4.06); and

(d)   Moneys required to be transferred to the Bond Fund from other Trust Funds or from Pledged Revenues in accordance with this Bond Agreement.

The Issuer covenants that it will deposit or cause to be deposited into the Bond Fund, but solely from Pledged Revenues, amounts sufficient to pay when due the principal of and interest on the Bonds.  Except as otherwise expressly provided herein, moneys in the Bond Fund shall be used solely for the payment of principal of and interest on the Bonds when due at stated maturity, upon redemption prior to maturity, upon acceleration of maturity, or otherwise in accordance with the terms hereof.  The Issuer hereby authorizes and directs the Trustee to withdraw sufficient moneys from the Bond Fund to pay the Bonds and the interest thereon as the same become due and payable.

Section 3.04 Redemption Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the name of the Bonds and the label “Redemption Fund.”  There is hereby created within the Bond Fund three accounts to be designated “Redemption Fund – Series A Account,” “Redemption Fund – Series B Account” and “Redemption Fund – Series C Account” (said accounts being hereinafter referred to the “Redemption Fund Accounts”).  The Trustee shall deposit into the Redemption Fund Accounts, from time to time when and as received:

(a)   To the Redemption Fund – Series A Account, all prepayments from or for the account of the Borrowers pursuant to Section 2.05(c) of principal on the Series A Loan together with the premium, if any, thereon pursuant to;

(b)   To the Redemption Fund – Series B Account, all prepayments from or for the account of the Borrowers pursuant to Section 2.05(c) of principal on the Series B Loan together with the premium, if any, thereon pursuant to;

(c)   To the Redemption Fund – Series C Account, all prepayments from or for the account of the Borrowers pursuant to Section 2.05(c) of principal on the Series C Loan together with the premium, if any, thereon pursuant to; and

(d)   Moneys required to be transferred to the Redemption Fund from other Trust Funds in accordance with this Bond Agreement.

The Issuer hereby authorizes and directs the Trustee to (i) transfer funds from the Redemption Fund to the Bond Fund when and as required to pay the principal of any Bonds called for redemption in accordance with this Bond Agreement; (ii) withdraw funds from the Redemption Fund to pay any premiums payable on Bonds called for redemption in accordance with this Bond Agreement; and (iii) transfer funds from the Redemption Fund to the Bond Fund to pay the final payment of principal on the Bonds at the last maturity thereof.  Except to the extent moneys in the Redemption Fund are needed for the purposes described in the foregoing clauses (i) and (ii), the Trustee is authorized to use funds in the Redemption Fund for the purchase of Bonds for cancellation; provided that such purchases shall be made only to the extent authorized by the Borrowers in a Borrowers’ Certificate; and provided further that the purchase price for any Bond so purchased shall not exceed the principal amount thereof plus any accrued and unpaid interest thereon.

Section 3.05 Insurance and Condemnation Proceeds Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the name of the Bonds and the label “Insurance and Condemnation Proceeds Fund.”

The Trustee shall deposit into the Insurance and Condemnation Proceeds Fund, when and as received, the Net Proceeds of title insurance claims, casualty insurance claims and eminent domain awards in accordance with and to the extent provided herein.

The Trustee is hereby authorized and directed to use moneys in the Insurance and Condemnation Proceeds Fund in accordance with directions from the Borrowers in a Borrowers’ Certificate, with the Original Purchaser’s consent (subject, however, to the rights of the Bondowners to require prepayment on the Bonds pursuant to Section 2.06), for any of a combination of the following purposes:

(a)   To pay or reimburse the Borrowers for the costs of repairing, restoring, replacing or rebuilding any of the Project or Project Equipment damaged or destroyed by fire or other casualty, provided that such disbursements shall be made only upon a Borrower’s Requisition substantially in the same form and manner as provided for disbursements from the Project Fund, provided, however, that such new property shall be subject to Mortgage to the satisfaction of the Trustee and the Original Purchaser;

(b)   To pay or reimburse the Borrowers for the costs of acquiring or constructing other land and facilities in the Issuer to replace any property destroyed by fire or other casualty, taken by eminent domain or lost by reason of title defect, provided that such disbursements shall be made only upon a Borrower’s Requisition substantially in the same form and manner as provided for disbursements from the Project Fund, provided, however, that such new property shall be subject to the Mortgage to the satisfaction of the Trustee and the Original Purchaser; or

(c)   To transfer to the Redemption Fund if the Borrowers elect to prepay, or the Bondowners elect to require prepayment of, all of the Loan pursuant to Section 2.06.

Section 3.06 Rebate Credit Account; Arbitrage.  There is hereby created and established a “Rebate Credit Account” which shall be held by the Trustee and which shall be used solely for the purpose of making payments in accordance with the requirements of Section 148 of the Code, and applicable regulations thereunder.  On each Computation Date, the Borrowers shall compute or cause to be computed the amount of rebatable arbitrage earned by the Issuer during the previous Computation Period.  Computation Dates shall be January 31, 2012 (or such other date as the Borrowers may elect as permitted by Section 148 of the Code and applicable regulations) and each fifth anniversary of such date thereafter so long as any of the Bonds are outstanding after such Computation Date.  The final Computation Date shall be the date the last Bond is paid for and redeemed.  The Computation Period shall be, as of each Computation Date, the period from the next previous Computation Date (or from the Original Issue Date, for the first Computation Period).

The amount computed to be rebatable arbitrage as of each Computation Date (the “Rebate Credit Amount”) shall be paid by the Borrowers to the Trustee for deposit to the Rebate Credit Account as of such Computation Date.  The Borrowers have agreed in Section 4.07 to fund the deficiency if the amounts on deposit in the funds and accounts created by this Bond Agreement are less than the Rebate Credit Amount. The Trustee is authorized to hire such experts as it deems necessary to make this calculation, which shall be an expense of the Trustee paid by the Borrowers under Section 4.07.  All earnings from the reinvestment of any amounts in the Rebate Credit Account shall remain in the Rebate Credit Account.

Within 60 days of each Computation Date, the Borrowers shall cause the Trustee to pay to the United States at least 90% of the rebatable arbitrage as of such Computation Date, and within 60 days of the final Computation Date, the Borrowers shall cause the Trustee to pay to the United States all of the rebatable arbitrage as of the final Computation Date and any income attributable to such rebatable arbitrage; provided, however, that no such income shall be included in the final rebate payment if such income is less than $300.  The Trustee shall pay such amounts by check or draft to the United States; and file a copy of the Form 8038 received from the Borrowers with respect to the Bonds and a statement summarizing the determination of the amount required to be paid to the United States with the Internal Revenue Service Center, Ogden, Utah 84201.

Notwithstanding anything to the contrary in this Section, rebatable arbitrage shall be calculated and paid as provided in Section 148(f) of the Code and applicable regulations thereunder.  In the event the Issuer is or the Borrowers are of the opinion (supported by an opinion of Bond Counsel) that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in any Trust Fund in order to avoid the Bonds being considered “arbitrage bonds” within the meaning of Section 148(f) of the Code, the Issuer may (and shall if so requested by the

Borrower) issue to the Trustee a written certificate to such effect together with appropriate written instructions, in which event the Trustee shall take such action as is necessary so to restrict or limit the yield on such investment in accordance with such certificate and instructions, irrespective of whether the Trustee shares such opinion.

Section 3.07 Trust Funds Held in Trust.  All Trust Funds shall be held in trust in the custody of the Trustee, subject to the provisions hereof which permit disbursements from the Trust Funds.  All moneys and securities held in Trust Funds, except the Rebate Credit Account, shall be subject to the first lien of this Bond Agreement thereon and shall not be subject to lien, attachment, garnishment or other claims or proceedings by other creditors of the Borrowers or the Issuer (other than the Original Purchaser and the Trustee for the benefit of the Bondowners).

Section 3.08 Permitted Investment of Trust Funds.  Moneys held in the Trust Funds, upon the direction of the Borrower, shall be separately invested and reinvested by the Trustee in accordance with this Article.  Each investment shall be held by or under the control of the Trustee and shall be deemed at all times to be part of the particular Trust Fund in which such moneys were held.  Income, profit and loss from any such investment shall be credited or charged to the particular Trust Fund for whose account the investment was made.

All such investments and reinvestments shall be made in Qualified Investments having a maturity not later than the estimated time when the moneys so invested will be needed for the purposes of the Trust Fund of which they are a part.

The Trustee may make and execute any such investment through its own bond department, money center or other investment operation or through the bond department, money center or investment operation of any affiliated bank.

ARTICLE IV

TERMS OF LOANS

Section 4.01 Amount and Source of Loans.

(a)   Series A Loan.  The Issuer will lend to the Borrowers and the Borrowers will borrow from the Issuer, upon the terms and conditions specified herein, the amount (not to exceed $3,000,000) of Proceeds received by the Issuer from the sale of the Series A Bonds  by causing such Bond Proceeds to be credited to the Project Fund – Series A Account under Section 3.01 for disbursement in accordance with Section 4.02 (the “Series A Loan”).  The Issuer shall be obligated to lend only moneys transferred to the Trustee from the Original Purchaser for deposit in the Project Fund – Series A Account as evidenced by the Original Purchaser’s approval of a Borrower’s Requisition in the form set forth in Exhibit D.  The outstanding principal amount of the Series A Loan shall at all times be in balance with the principal amount of the Series A Bonds Outstanding.

(b)   Series B Loan.  The Issuer will lend to the Borrowers and the Borrowers will borrow from the Issuer, upon the terms and conditions specified herein, the amount (not to exceed $500,000) of Proceeds received by the Issuer from the sale of the Series B Bonds by causing such Proceeds to be credited to the Project Fund – Series B Account under Section 3.01 for disbursement in accordance with Section 4.02 (the “Series B Loan”).  The Issuer shall be obligated to lend only moneys transferred to the Trustee from the Original Purchaser for deposit in the Project Fund – Series B Account as evidenced by the Original Purchaser’s approval of a Borrower’s Requisition in the form set forth in Exhibit D.  The outstanding principal amount of the Series B Loan shall at all times be in balance with the principal amount of the Series B Bonds Outstanding.

(c)   Series C Loan.  The Issuer will lend to the Borrowers and the Borrowers will borrow from the Issuer, upon the terms and conditions specified herein, the amount (not to exceed $500,000) of Proceeds received by the Issuer from the sale of the Series C Bonds by causing such Proceeds to be credited to the Project Fund – Series C Account under Section 3.01 for disbursement in accordance with Section 4.02 (the “Series C Loan”).  The Issuer shall be obligated to lend only moneys transferred to the Trustee from the Original Purchaser for deposit in the Project Fund – Series C Account as evidenced by the Original Purchaser’s approval of a Borrower’s Requisition in the form set forth in Exhibit D.  The outstanding principal amount of the Series C Loan shall at all times be in balance with the principal amount of the Series B Bonds Outstanding.

Section 4.02 Withdrawals from the Project Fund.  Subject to and as limited by Section 3.02, the Issuer has authorized and directed the Trustee to disburse money from the Project Fund in payment or reimbursement of Project Costs certified by the Borrower, or otherwise satisfactorily established, to be due and payable or to have been paid or incurred by or on behalf of the Borrower.  The Trustee shall not disburse any funds from the Project Fund except upon receipt of a Borrower’s Requisition in the form attached hereto as Exhibit D, approved and funded by the Original Purchaser.

In addition, the Borrowers recognize the right of the Trustee or the Original Purchaser to require additional documentation regarding the progress of the Project, absence of liens, percentage of completion, incurrence of costs and similar matters prior to disbursing moneys from the Project Fund, where deemed reasonably necessary.  Such documents may include without limitation:

(a)   Evidence (which may be in the form of acknowledgments of governmental authorities having jurisdiction over the Project, or of public utilities) that all off-site and on-site utilities, including without limitation those for electricity, natural gas, water and sewage, are available to the Project;

(b)   Copies of licenses, permits and all certificates required by any governmental authority in connection with the construction of the Project; and

(c)   If requested by the Trustee, a statement by the Borrowers and any subcontractor as to its subcontract, in form and in substance satisfactory to the Trustee, setting forth the names, addresses and amounts due or to become due, the amounts previously paid to every subcontractor, person, firm or corporation furnishing materials or performing labor entering into the construction of any part of the Project and lien waivers duly executed in a form acceptable to the Trustee, delivered before or contemporaneously with the Trustee’s disbursement of Bond proceeds.

(d)   The Borrowers hereby acknowledge and agree that the approval required of the Original Purchaser to funding transfers, as provided in Sections 3.01, 3.02, 4.01 and this Section 4.02, and as provided in Exhibit D (Form of Borrower’s Requisition), shall be solely within the Original Purchaser’s absolute discretion, provided that such approval shall not be unreasonably withheld.

Section 4.03 Establishment of Completion Date.  The Completion Date shall be the date on which the Trustee shall acknowledge receipt of the following items, which the Borrowers shall furnish to the Trustee with respect to the Project:

(a)   A certificate signed by the Borrowers or an independent architect stating, or other satisfactory evidence establishing, that the construction, acquisition, purchase, improving, equipping, furnishing or installation of the Project has been completed, but that the certificate is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being;

(b)   A certificate signed by the Borrowers stating, or other satisfactory evidence establishing, that the entire Project Costs have been paid or are then due and payable pursuant to Section 4.02; and

(c)   If necessary, a certificate of occupancy for the Project issued by the governmental authority having jurisdiction.

Section 4.04 Completion Date.  The Project will be completed within 36 months of the Original Issue Date, and all amounts in the Project Fund will be expended within 36 months of the Original Issue Date.

Section 4.05 Distribution of Project Fund on Completion Date.  On the Completion Date, any balance remaining in the Project Fund shall be disbursed by the Trustee to or for the benefit of the Borrowers or on their order in such amount as may be necessary (and all thereof shall be disbursed if necessary) to pay, or to reimburse the Borrowers for the payment of, any Project Costs which have not been paid previously by the Borrowers or have not been reimbursed to the Borrower, as the case may be, in accordance with the provisions of Section 4.02.  Any balance then remaining in the Project Fund in excess of amounts, if any, disbursed as provided above, shall be transferred to the Bond Fund and shall be used to pay principal and interest on the Bonds as same shall become due and payable within ninety (90) days of the Completion Date.

Section 4.06 Repayment of Loan.  The Borrowers will pay to the Trustee at the Trustee’s Principal Office for the account of the Issuer, and for deposit in the Bond Fund, in immediately available funds on each Payment Date, the exact amount of interest and principal payable on that Payment Date.  This provision shall be construed so that the obligation of the Borrowers shall never be greater than to have on deposit in the Bond Fund on any Payment Date the exact amount of principal and interest due on the Bonds on that Payment Date (except for the amount of additional payments required by Section 2.04 and Section 4.07 and amounts necessary to provide for the mandatory redemption of Bonds at the time and in the manner provided herein).  In the event the Borrowers should fail to make any of the payments required in this Section 4.06, the item so in default shall continue as an obligation of the Borrowers until the amount in default shall have been fully paid, and the Borrowers agree to pay such amount with interest thereon (including, to the extent permitted by law, interest on the overdue installments of interest) at the Default Rate on those Bonds as to which such default exists.

Section 4.07 Additional Payments.  The Borrowers will also pay the following amounts to the following persons:

(a)   To the Trustee, when due, all fees of the Trustee for services rendered hereunder and all reasonable fees and charges of counsel, accountants, engineers, consultants and others incurred in the performance on request of the Trustee of any and all services hereunder and under the No Arbitrage Certificate for which the Trustee and such other persons are entitled to payment or reimbursement; and

(b)   To the Trustee, for deposit into the Rebate Credit Account, the amount needed to be paid to comply with Section 148 of the Code and Section 3.06.

Section 4.08 Borrowers’ Obligations Unconditional.  The Borrowers’ obligations under Section 4.06 shall be in the nature of a Loan and shall be evidenced by a Promissory Note in the form set forth in Exhibit C attached hereto.  All payments required of the Borrowers hereunder shall be paid without notice or demand and without set-off, counterclaim, abatement, deduction or defense.  Except as expressly provided herein, the Borrowers will not suspend or discontinue any Loan Repayments, will perform and observe all of its other agreements in this Bond Agreement, and will not terminate this Bond Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, eviction by paramount title, commercial frustration of purpose, bankruptcy or insolvency of the Issuer, the Trustee or the Original Purchaser, change in the tax or other laws or administrative rulings or actions of the United States of America or of the State of Wisconsin or any political subdivision thereof or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Bond Agreement.

Section 4.09 Credit for Accrued Interest and Investment Earnings on Bond Fund.  The accrued interest, if any, deposited in the Bond Fund pursuant to Section 3.01 shall be credited against the first payment of interest due hereunder.  Any earnings from the investments of Bond Fund balances shall be applied to the payment of interest on the Bonds and credited against payments of interest hereunder at the earliest opportunity.

Section 4.10 Prepayment of Loan.  Subject to the provisions of Section 2.05 and Section 2.07, the Borrowers may at any time transmit funds directly to the Trustee, for deposit in the Redemption Fund, in addition to amounts, if any, otherwise required at that time pursuant to this Bond Agreement, and direct that the money be utilized by the Trustee to:

(a)   Provide for the payment of Bonds prior to their maturity dates, as provided in Section 2.05; or

(b)   Purchase Bonds, in accordance with the provisions of Section 2.07, which Bonds shall be cancelled by the Trustee.

Section 4.11 Other Security.  In addition to the revenues set forth in this Bond Agreement out of which the Bonds shall be payable, the Bonds shall be secured as otherwise described herein and in the Security Documents.

Section 4.12 Nature of Borrowers’ Obligations.  The Borrowers’ obligations hereunder include any payments required hereunder or under any of the Security Documents

(including the disbursement of Bond proceeds and the return of any deposits or other collateral) from the Original Purchaser to the Borrower.

Section 4.13 Fees and Expenses of Issuer.  The Borrowers covenant and agree to pay to or on behalf of the Issuer the reasonable fees and expenses, including reasonable attorneys’ fees, of the Issuer in connection with this Bond Agreement, the Project or the Bonds including, without limitation, any and all fees and expenses incurred in connection with the authorization, issuance, sale and delivery of the Bonds and administration of the Bonds.

ARTICLE V

ISSUER’S REPRESENTATIONS AND COVENANTS

Section 5.01 Payment of Principal and Interest.  The Issuer covenants that it will promptly pay or cause to be paid, the principal of, and interest and premium, if any, on every Bond issued hereunder at the place, on the dates and in the manner and solely from the source provided herein and in the Bonds, according to the terms thereof.  Notwithstanding the foregoing, the principal of, premium, if any, and interest on the Bonds are payable solely from the Pledged Revenues, which Pledged Revenues are hereby specifically assigned and pledged to the payment thereof in the manner and to the extent herein specified and from funds provided by the Borrowers as provided herein.

Section 5.02 Performance of and Authority for Covenants.  The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained herein, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of its governing body pertaining thereto, and it is duly authorized under the Constitution and laws of the State of Wisconsin to issue the Bonds authorized hereby, to make a loan for the purpose of financing Project Costs, and to assign and pledge the Pledged Revenues, in the manner and to the extent herein set forth; and that all action on its part for the issuance of the Bonds and the execution and delivery of this Bond Agreement has been duly and effectively taken.

Section 5.03 Right to Payments; Instruments of Further Assurance.  The Issuer covenants that it will defend against the claims and demands of all persons whomsoever its right to the payment of amounts due from the Borrowers under this Bond Agreement and the Promissory Note, for the benefit of the Bondowners.  The Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the rights assigned hereby and the amounts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds.  The Issuer covenants and agrees that, except as herein provided, it will not sell, convey, mortgage, encumber or otherwise dispose of any part of the revenues and receipts from this Bond Agreement and the Promissory Note nor its rights under this Bond Agreement and the Promissory Note.

Section 5.04 Title to Project.  The Issuer acknowledges that, as between the Issuer and the Borrowers neither the Issuer nor the Trustee shall be entitled to or have any security interest in or lien upon the Project or the Borrowers’ title to and interest in the Project other than pursuant to the Security Documents.

Section 5.05 Cooperation of the Issuer and Trustee.  So long as no Event of Default has occurred and is continuing and subject to the provisions in the Security Documents, the Issuer and Trustee will cooperate fully with the Borrowers in filing any proof of loss with respect to any insurance policy covering casualties referred to in Section 6.06 and in the handling and conduct of any litigation arising with respect thereto, and will, to the extent they may lawfully do so, permit the Borrowers to litigate in any such litigation or proceeding in the name and on behalf of the Trustee, provided that the Issuer will not be required to prosecute any such litigation.  So long as no Event of Default has occurred and is continuing, the Trustee will cooperate fully with the Borrowers in the handling and conduct of any prospective or pending condemnation proceedings affecting the Project, and will, to the extent it may lawfully do so, permit the Borrowers to litigate in any such litigation or proceeding in the name and on behalf of the Trustee.  So long as no Event of Default has occurred and is continuing, in no event will the Issuer or Trustee voluntarily settle or consent to the settlement of any proceeding arising out of any insurance claim, or any prospective or pending condemnation proceeding, with respect to the Project without the written consent of the Borrower, which consent shall not be unreasonably withheld.

Section 5.06 Performance by Issuer.  Notwithstanding anything in this Agreement to the contrary, the Issuer shall be under no obligation to take any action or execute, prepare or deliver any instrument or document until it shall have received assurances satisfactory to it that the Borrowers or the Trustee shall pay in advance or reimburse it (at the Issuer’s option) for its reasonable expenses incurred or to be incurred in connection with the taking of such action, (including reasonable attorneys’ fee) and shall be indemnified against any possible liability arising out of the taking of such action.

ARTICLE VI

BORROWERS’ REPRESENTATIONS AND COVENANTS

Section 6.01 Representations by the Borrowers Individually

(a)   M & W.  Except as otherwise stated herein, M & W makes the following representations as the basis for its covenants herein:

      (i)   M & W is a duly organized and validly existing Wisconsin limited liability company and: (i) no filing has been made with the Wisconsin Department of Financial Institutions of Articles of Dissolution with respect to M & W, (ii) the members of M & W have not taken any action authorizing the liquidation or dissolution of M & W, (iii) M & W has filed with the Wisconsin Department of Financial Institutions the required annual report for its most recently completed report year , and (iv) M & W is not the subject of a proceeding under Wisconsin Statutes Section 183.09025 to cause its dissolution, and no determination has been made that grounds exist for such action.

      (ii)   M & W is authorized to execute, deliver and perform its obligations hereunder and to execute, deliver, file or record this Bond Agreement, the Promissory Note,

the Security Documents and such other papers, document or instruments as shall be necessary to carry out the intention and purpose hereof.

      (iii)   The execution and delivery of this Bond Agreement, the Promissory Note and the Security Documents, the consummation of the transactions contemplated by such instruments, and the fulfillment of the terms and conditions of such instruments do not and will not conflict with or result in a breach of any of the terms or conditions of the M & W Organizational Documents, or any mortgage, indenture, loan agreement or other restriction or of any agreement or instrument to which M & W is now a party or to which any property of M & W is subject, and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of M & W contrary to the terms of any instrument or agreement to which M & W is a party or by which any of its property or assets is bound.

      (iv)   This Bond Agreement constitutes the legal, valid and binding obligation of M & W, enforceable in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, conservatorship, receivership or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

(b)   Advanced.  Except as otherwise stated herein, Advanced makes the following representations as the basis for its covenants herein:

      (i)   Advanced is a corporation validly existing under the laws of the State of Wisconsin and: (i) no filing has been made with the Wisconsin Department of Financial Institutions of Articles of Dissolution or a decree of dissolution with respect to Advanced, (ii) the Board of Directors of Advanced has not taken any action authorizing the liquidation or dissolution of Advanced, (iii) Advanced has filed with the Wisconsin Department of Financial Institutions the required annual report for its most recently completed report year,  nd (iv) Advanced is not the subject of a proceeding under Wisconsin Statutes Section 181.1421 to cause its dissolution, and no determination has been made that grounds exist for such action.

      (ii)   The execution and delivery of this Bond Agreement, the Promissory Note and the Security Documents, the consummation of the transactions contemplated by such instruments, and the fulfillment of the terms and conditions of such instruments do not and will not conflict with or result in a breach of any of the terms or conditions of the Advanced Organizational Documents, or any mortgage, indenture, loan agreement or other restriction or of any agreement or instrument to which Advanced is now a party or to which any property of Advanced is subject, and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of Advanced contrary to the terms of any instrument or agreement to which Advanced is a party or by which any of its property or assets is bound.

      (iii)   This Bond Agreement constitutes the legal, valid and binding obligation of Advanced, enforceable in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, conservatorship, receivership or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

(c)   Mancls.  Except as otherwise stated herein, the Mancls, individually and jointly and severally make the following representations as the basis for their covenants herein:

(i)   Each of them is an adult resident of the State of Wisconsin and they are married to each other.

(ii)         This Bond Agreement and the obligations evidenced or contemplated hereby are being incurred in the interest of their marriage or family and each consents to the incurrence of such obligations by the other and each of them acknowledges that they have received adequate consideration for the incurrence of such obligations.

(iii)    The execution and delivery of this Bond Agreement and the Promissory Note, the consummation of the transactions contemplated by such instruments, and the fulfillment of the terms and conditions of such instruments do not and will not conflict with or result in a breach of any of the terms or conditions of any mortgage, indenture, loan agreement or other restriction or of any agreement or instrument to which either or both of them is now a party  (including any martial property or similar agreement) or to which the property of either or both of them is subject, and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of either or both of them contrary to the terms of any instrument or agreement to which either or both of them is a party or by which any of his, her or their property or assets is bound.

(iv)   This Bond Agreement constitutes the legal, valid and binding obligation of each of them, individually, enforceable in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, conservatorship, receivership or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

(v)   Neither of them has been adjudged an incompetent or spendthrift and neither of them is the subject of any guardianship nor is any such guardianship or similar proceeding pending or threatened.

(vi)   Neither of them has entered into this Bond Agreement or the transactions contemplated under duress, threat or coercion of any kind or nature.

Section 6.02 Representations by the Borrowers Collectively.  Except as otherwise stated herein, the Borrowers, individually, collectively and jointly and severally make the following representations as the basis for their covenants herein:

(a)   The assistance in the financing of the Project by the Issuer has been and is a substantial inducement to the Borrowers to undertake the Project.

(b)   The Bond Proceeds to be credited to the Project Fund in accordance with Section 3.02 are estimated, on the date hereof, to be sufficient, with other amounts to be provided by the Borrowers, to pay Project Costs.

(c)   The Borrowers are not relying on any warranty of the Issuer, the Trustee or the Original Purchaser either express or implied, that the Project will be suitable to the Borrowers’ needs.

(d)   There is not pending any suit, action or proceeding against or affecting any Borrower before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to such Borrower, of any of the transactions contemplated by this Bond Agreement or the ability of any Borrower to perform its or their obligations hereunder or as contemplated hereby.

(e)   The Project as designed and proposed to be operated meets, on the date hereof, all material requirements of law, including requirements of any federal, state, county, city or other governmental authority having jurisdiction over the Borrowers, the Project or its use and operation, including, without limitation, any zoning, land use or similar laws and regulations.

(f)   As of the date hereof, the Borrowers have obtained or will obtain, as required throughout the construction, equipping and operation of the Project, all necessary approvals, whether legal or administrative, from all applicable federal, state or local entities or agencies required, for the purchase, construction, equipping and operation of the Project.

(g)   The businesses of the Borrowers has been operated in full compliance with all Environmental Laws, the Borrowers are not subject to any Environmental Liability relating to the conduct of its business and no facts or circumstances exist which could give rise to such Environmental Liabilities.  No notice has been served on the Borrowers claiming any violation of Environmental Laws, asserting Environmental Liability or demanding payment or contribution for Environmental Liability or violation of Environmental Laws.

Section 6.03 Completion of Project by the Borrowers.  The Borrowers have completed, or will complete the Project as promptly as practicable in material accordance with the budget set forth in the Tax Certificate.

Section 6.04 Payment of Project Costs by the Borrower.  The Borrowers agree that they will provide promptly any and all sums of money required to complete the Project, including without limitation all of the Project Costs, which the Issuer agrees shall be payable or reimbursable to the extent and in the manner provided in Section 4.02.

Section 6.05 Sums for Completion.  The Issuer, the Trustee and the Original Purchaser make no representation or warranty, express or implied, that the moneys on deposit in the Project Fund will be sufficient to pay the entire Project Costs.  If the Project Fund is not sufficient to pay the entire Project Costs, the Borrowers shall nonetheless complete the construction, equipping, improving and installation of the Project and pay all costs incurred therefor without further reimbursement.  No payments by the Borrowers under this Section 6.05 shall reduce the obligations of the Borrowers or offset any other payment required to be made by the Borrowers hereunder.

Section 6.06 Borrowers to Repair, Replace, Rebuild or Restore.  If there are any Outstanding Bonds when all or any part of the Project is taken by eminent domain, or destroyed or damaged, and unless the Borrowers or the Bondowners exercise their independent options to direct the redemption of any or all Outstanding Bonds pursuant to Section 2.05, the following subsections shall apply:

(a)   The Borrowers shall proceed promptly, subject to the provisions of subsection (b) of this Section 6.06, to replace, repair, rebuild and restore the Project to substantially the same condition as existed before the taking or event causing the damage or destruction, with such changes, alterations and modifications (including substitution or addition of other property) as may be desired by the Borrowers and will be suitable for continued operation of the Project for the business purposes of the Borrower, and the Borrowers will pay all costs thereof.

(b)   If the condemnation award or insurance claim is less than $5,000, the Trustee shall pay the Net Proceeds to the Borrower.  If the condemnation award or insurance claim exceeds $5,000, all Net Proceeds of the condemnation award or insurance claim shall be retained by the Trustee and deposited in the Insurance and Condemnation Proceeds Fund.  The Trustee shall apply the Net Proceeds in compliance with Section 3.05.  If the Net Proceeds are not sufficient to pay such costs in full, the Borrowers shall pay that portion of the cost in excess of the amount of the Net Proceeds and shall complete such repair, replacement, rebuilding or restoration.

(c)   The Borrowers shall not, by reason of the payment of any costs of repair, rebuilding, replacement or restoration, be entitled to any reimbursement from the Issuer or any abatement or diminution of the amounts payable hereunder.  Any balance of Net Proceeds remaining in the Insurance and Condemnation Proceeds Fund after payment of all costs of any repair, rebuilding, replacement or restoration and after completion of the same shall be paid into the Bond Fund and used to redeem Bonds pursuant to Section 2.05 or, if there are no Outstanding Bonds, to the Borrower.

(d)   All buildings, improvements and equipment acquired in the repair, rebuilding, replacement or restoration of the Project, together with any interests in land acquired by the Borrowers necessary for such restoration, shall be deemed a part of the Project and available for use and occupancy by the Borrowers without the payment of any additional amounts other than those provided herein, and shall be made subject to the Mortgage provided that no land, interest in land, buildings or improvements shall be acquired subject to any lien or encumbrance.

(e)   The Net Proceeds of any (i) insurance attributable to damage or destruction separately incurred by property of a Borrower not comprising part of the Project, (ii)  condemnation award separately awarded for damages to or taking of the property of the Borrowers not comprising part of the Project, or for damages on account of the taking of or interference with the Borrowers’ rights to possession, use or occupancy of any property of the Borrowers not constituting the Project, or (iii) title insurance insuring title to land not comprising part of the Project, shall be and remain at all times the property of the Borrower, subject to such other agreements as the Borrowers may have in place with the Original Purchaser or other creditors.

Section 6.07 Maintenance of Property; Insurance.  The Borrowers shall:

(a)   Keep all Property useful and necessary in their respective businesses, whether leased or owned, in all material respects in good condition, repair and working order (ordinary wear and tear excepted) and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, additions and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(b)   Maintain with good, reputable and financially sound insurance underwriters insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and such other insurance as may be required by law or as may be required in the Security Documents.

(c)   Have the Trustee named as an additional insured.

Section 6.08 Compliance with Zoning Laws.  The use of the Project shall at all times be and continue to be in full compliance with all applicable zoning laws and ordinances.  The Borrowers shall not initiate or acquiesce in any zoning reclassification, or seek any conditional use permit or variance without the written consent of the Issuer and the Original Purchaser while it remains a Bondowner.

Section 6.09 Indemnification.  The Borrowers agree to indemnify and save harmless the Issuer, the Original Purchaser and the Trustee and each of their respective officers, agents and employees from and against any and all losses, damages, costs, charges, expenses (including attorney’s fees), causes of action, suits, claims, demands, judgments and liabilities arising from:

(a)   Any injury to or death of any person or damage to property in or upon the Project or growing out of or connected with the use, nonuse, condition or occupancy of the Project;

(b)   Violation of any agreement or condition of this Bond Agreement, except those knowingly violated by the Issuer;

(c)   Violation of any contract, agreement or restriction by any Borrower relating to the Project which shall have existed at the commencement of the term of this Bond Agreement;

(d)   Violation of any law, ordinance or regulation by any Borrower affecting the Project or a part thereof or the ownership, occupancy or use of the Project;

(e)   Any statement or information relating to the expenditure of the Bond Proceeds contained in the “Arbitrage Certificate” or similar document furnished by any Borrower to the Issuer, the Original Purchaser or the Trustee which, at the time made, is misleading, untrue or incorrect in any material respect;

(f)   Any audit or investigation of the Bonds by the Internal Revenue Service or the United States Department of the Treasury;

(g)   Any statement or information furnished to the Original Purchaser of the Bonds by any Borrower;

(h)   Any liability arising under any applicable federal, state or local environmental law relating to the Project or the Bonds, not resulting from the negligence or willful misconduct of the Issuer or the Trustee; and

(i)   Any other event or circumstance relating to the Project or the Bonds not described above not resulting from the negligence or willful misconduct of such indemnified party.

The obligations of the Borrowers under this Section 6.09 shall survive any assignment or termination of the Bond Agreement.

Section 6.10 Assurance of Tax-exemption.  In order to assure that the interest on the Bonds shall at all times be free from Federal income taxation, the Borrowers covenant with the Issuer, the Trustee and all Bondowners that they will:

(a)   Not use the proceeds of the Bonds in such a manner as to cause the Bonds to be classified “arbitrage bonds” under Section 148 of the Code and applicable regulations.

(b)   Comply with and fulfill all other requirements and conditions of the Code and regulations and rulings relating to the Project and not take any action, or refrain from taking any action, or permit others to take any action or refrain from taking any action if the result thereof would be to cause the interest on the Bonds to be included in the gross income of a Bondowner.

Section 6.11 Legal Existence; Compliance with Laws; Maintenance of Business; Taxes.  Each of Advanced and M &W  shall maintain its legal existence as a corporation and limited liability company, respectively, and will not dissolve or otherwise dispose of all or substantially all its assets or consolidate with or merge into another legal entity or permit one or more other legal entities to consolidate with or merge into it, except that Advanced and M & W may, without violating the foregoing, consolidate with or merge into each other or into any other legal entity, or permit one more other legal entities to consolidate with or merge into it, or transfer all or substantially all its assets to another such legal entity (and thereafter be released of all further obligation under this Agreement and dissolve or not dissolve as such Borrower may elect) if (i) the resulting, surviving or transferee legal entity, as the case may be, is a legal entity established and duly existing under the laws of one of the states of the United States of America; (ii) such resulting, surviving or transferee legal entity expressly assumes in writing all of the obligations of such Borrower contained in this Bond Agreement and the Security Documents; (iii) the Original Purchaser while it remains a Bondowner shall have consented in writing to such transaction, which consent shall not be unreasonably withheld; and (iv) the resulting, surviving or transferee entity shall have a net assets immediately following such transaction at least equal to or greater than that of such Borrower immediately prior to such transaction.

Section 6.12 Financial Statements.  The Borrowers shall maintain a standard and modern system of accounting in accordance with sound accounting practice, and furnish to the Original Purchaser such information respecting the business, assets and financial condition of such Borrowers as the Issuer may reasonably request and, without request furnish to the Original Purchaser the following financial statements on or prior to the dates indicated below:

(a)   as soon as available, and in any event within 120 days after the filing thereof, the Borrowers shall provide the Original Purchaser a copy of the tax return for each fiscal year of the Borrower;

(b)   as soon as available, and in any event within 120 days after the end of each fiscal year, consolidated and consolidating financial statements for the Borrowers for each fiscal year, prepared in accordance with GAAP, and compiled by independent accountants acceptable to the Original Purchaser;

(c)   as soon as available, and in any event within 60 days after the end of each fiscal quarter, consolidated and consolidating financial statements for the Borrowers for each fiscal quarter, prepared in accordance with GAAP, all in reasonable detail and certified as true and correct, subject to review and normal year end adjustments, by the chief financial officer of Borrower; and

(d)   promptly upon learning of the occurrence of any of the following, written notice thereof to the Original Purchaser, describing the same and the steps being taken with respect thereto: (i) the occurrence of any Default, (ii) the institution of, or any materially adverse determination or development in, any material litigation, arbitration proceeding or governmental proceeding, (iii) the occurrence of a “reportable event” under, or the institution of steps by the Borrowers to withdraw from, or the institution of any steps to terminate, any Employer Plan as to which the Borrowers may have liability, (iv) the commencement of any dispute with a third party which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Related Document, or (v) any event which would have a Material Adverse Effect.

Section 6.13 Environmental Compliance.  The Borrowers shall:

(a)   Maintain at all times all permits, licenses and other authorizations required under Environmental Laws, and comply in all material respects with all terms and conditions of the required permits, licenses and authorizations and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

(b)   Notify the Issuer and the Original Purchaser promptly upon obtaining knowledge that (i) any Property previously or presently owned or operated is the subject of an environmental investigation by any Government Authority having jurisdiction over the enforcement of Environmental Laws, (ii) any Borrower or any of its respective Subsidiaries has been or may be named as a responsible party subject to Environmental Liability, or (iii) any Borrower obtains knowledge of any Hazardous Substance located on any Property except in compliance with all Requirements of Law.

(c)   At any reasonable time following reasonable notice and as often as may be reasonably desired after any Borrower becomes aware of an environmental problem, permit the Issuer and/or the Original Purchaser or an independent consultant selected by the Issuer and/or the Original Purchaser to conduct an environmental audit satisfactory to the Issuer and/or the Original Purchaser for the purpose of determining whether the Borrowers, each Subsidiary, any tenant, and their Property comply with Environmental Laws and whether there exists any condition or circumstance which may require a cleanup, removal or other remedial action by a Borrower, a Subsidiary or a tenant with respect to any Hazardous Substance.  The Borrowers and their respective

Subsidiaries shall facilitate such environmental audit.  The Issuer and/or the Original Purchaser shall provide the Borrower, at the Borrowers’ request, with all reports and findings but the Borrowers may not rely on such environmental audit for any purpose.  Any such environmental audit of Property shall be at Borrowers’ expense at any time following an Event of Default or upon the occurrence of an event described in Section 6.13(b) or at any time the Property is the subject of an environmental investigation by a Government Authority having jurisdiction over the enforcement of Environmental Laws; provided, however, that the Issuer’s and/or the Original Purchaser’s environmental audit shall not be at the Borrowers’ expense if (i) a Government Authority or a firm or firms of geotechnical engineers and/or environmental consultants hired by the Borrowers and reasonably acceptable to the Issuer and/or the Original Purchaser shall undertake to make an environmental audit, and (ii) the Borrowers shall provide the Issuer and the Original Purchaser at the Borrowers’ expense with, and the Issuer and the Original Purchaser shall be entitled to rely on, all reports and findings of such Government Authority or geotechnical engineers as soon as such reports and findings are made available to the Borrower.

Notwithstanding the foregoing, nothing contained in this Bond Agreement, or in the Loan Documents, or in the enforcement of this Bond Agreement or the Loan Documents, shall constitute or be construed as granting or providing the right, power or capacity to the Issuer or the Original Purchaser to exercise (a) decision-making control of the Borrowers’, any Subsidiary’s or any tenant’s compliance with any Environmental Law, or (b) day-to-day decision making of the Borrower, any Subsidiary or any tenant with respect to (i) compliance with Environmental Laws or (ii) all or substantially all of the operational aspects of the Borrower, any Subsidiary or any tenant.

Section 6.14 Certain Financial Covenants.  The Borrowers shall observe the financial covenants contained in the Credit Agreement.

Notwithstanding any provision of ARTICLE X or any other provision of the Bond Agreement to the contrary, the provisions of this Section 6.14 may, so long as the Original Purchaser is the holder of record of all (100%) in principal amount of the Bonds then Outstanding, be amended and further amended from time to time to add, delete or modify any financial covenant set forth herein by a written instrument executed by the Borrowers and the Original Purchaser.  No prior notice to or consent of the Issuer or the Trustee shall be required to effect an amendment to this Section 6.14; however, the Borrowers shall file with the Trustee the written instrument, signed by the Borrowers and the Original Purchaser, within 30 days of the effective date of any such amendment.

Section 6.15 Operating Funds and Accounts.   The Borrowers shall maintain its primary operating account with the Original Purchaser and shall maintain all bank deposits and accounts, in accounts with either the Original Purchaser or the Participant.

Section 6.16 Inspection of Property and Records.  At any reasonable time following reasonable notice, as often as may be reasonably desired and at the Borrowers’ expense after an Event of Default which is continuing, each Borrower shall permit representatives of the Issuer, the Trustee, and the Original Purchaser to visit its respective Property, examine its respective books and records and discuss its respective affairs, finances and accounts with its members or officers and independent certified public accountants (who shall be instructed by such Borrower to make available to the Issuer, the Trustee, and the Original Purchaser or their agents the work papers of such accountants) and each Borrower shall facilitate such inspection and examination.

Section 6.17 Comply With, Pay and Discharge All Notes, Mortgages, Deeds of Trust and Leases.  Each Borrower shall comply with, pay and discharge all existing notes, mortgages, deeds of trust, leases, indentures and any other contractual arrangements to which such Borrower or any Subsidiary is a party (including, without limitation, all Indebtedness) in accordance with the respective terms of such instruments so as to prevent any default thereunder.

Section 6.18 Appraisals.  If and to the extent required at any time of the Issuer and/or the Original Purchaser by any Government Authority or Requirements of Law, the Borrowers shall permit an independent appraiser selected by the Issuer and/or the Original Purchaser to conduct appraisals of the Property at any reasonable time following reasonable notice, at the Borrowers’ reasonable expense.  The Borrowers shall facilitate such appraisals and may obtain copies of, but may not rely, on such appraisals for any purpose.

Section 6.19 Negative Covenants.  During the term of this Bond Agreement, no Borrower or any of their respective Subsidiaries shall:

(a)   Issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any Indebtedness except (i) Indebtedness of the Borrowers under this Bond Agreement; (ii) Indebtedness which has been subordinated to the Issuer in form and substance satisfactory to the Issuer and/or the Original Purchaser; (iii) current liabilities (other than for borrowed money) of a Borrower incurred in the ordinary course of business which are not more than 90 days overdue, unless being contested in good faith and with due diligence; (iv) Indebtedness secured by Permitted Liens (as hereafter defined); (v) Indebtedness disclosed on any Borrower’s most recent financial statements; and (vi) Indebtedness owed Original Purchaser.

(b)   Fail to comply with negative covenants as contained in the Credit Agreement.

(c)   Guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by an agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution advanced or loaned) for the purpose of paying or discharging the indebtedness of any Person, or otherwise, except for the endorsement of negotiable instruments by any Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

(d)   (i) Except for sales of inventory in the ordinary course of business, in any fiscal year sell, lease, transfer or otherwise dispose of Property having an aggregate net book value in excess of $50,000, whether in one or in a series of transactions; (ii) consolidate or merge with or into any other Person (except as permitted by Section 6.11); (iii) directly or indirectly, sell or transfer any Property, real or personal, used or useful in its business, and thereafter lease such property or other property which it intends to use for substantially the same purposes; (iv) sell, issue or otherwise distribute any security, including any shares of, or the membership interest of, a Borrower; or (v) create or permit any Subsidiary to create a new Subsidiary.

(e)   Create or permit to be created or allow to exist any Lien upon or interest in any Property except Permitted Liens.  For purposes herein, Permitted Liens shall mean:  (i) Liens for taxes, assessments, or governmental charges, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s and other like Liens, which are either not delinquent or are being contested in good faith by appropriate proceedings which will prevent foreclosure of such Liens, and against which adequate cash reserves have been provided; (ii) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect upon the ownership and use of the affected Property; (iii) Liens or deposits in connection with worker’s compensation, unemployment insurance, social security or other insurance or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, other than contracts for the payment of money borrowed, or deposits required by law as a condition to the transaction of business or other Liens or deposits of a like nature made in the ordinary course of business; (iv) Liens in favor of the Original Purchaser pursuant to the Related Documents (as defined in the Credit Agreement) and pursuant to the Bond Agreement and the Loan Documents; (v) Liens evidenced by conditional sales, purchase money mortgages or other title retention agreements on machinery and equipment (acquired in the ordinary course of business and otherwise permitted to be acquired hereunder) which are created at the time of the acquisition of such property solely for the purposes of securing the Indebtedness incurred to finance the cost of such property, provided no such Lien shall extend to any property other than the property so acquired and identifiable proceeds; and (vi) Liens described in the Credit Agreement.

(f)   Make or commit to make advances, loans, extensions of credit or capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except:  (i) accounts, chattel paper, and notes receivable created by a Borrower in the ordinary course of business; (ii) advances in the ordinary course of business to suppliers, employees and officers of a Borrower and its respective Subsidiaries consistent with past practices in an aggregate amount at any time outstanding of not more than $25,000; (iii) investments in bank certificates of deposit (but only with FDIC-insured commercial banks having a combined capital and surplus in excess of $20,000,000), open market commercial paper maturing within one year having the highest rating of either Standard & Poor’s Ratings Services or Moody’s Investors Service, U.S. Treasury Bills subject to repurchase agreements and short-term obligations issued or guaranteed by the U.S. Government or any agency thereof; and (iv) investments in open-end diversified investment companies of recognized financial standing investing solely in short-term money market instruments consisting of securities issued or guaranteed by the United States government, its agencies or instrumentalities, time deposits and certificates of deposit issued by domestic banks or London branches of domestic banks, bankers acceptances, repurchase agreements, high grade commercial paper and the like; provided that for Subsections (i) through (iv), each such investment has a maturity date not later than 180 days after the date of purchase or making thereof and, except for advances under clause (ii), is pledged and delivered to the Issuer as additional security for the obligations hereunder.

(g)   (i) Terminate any Employee Plan so as to result in any material liability to PBGC; (ii) engage in any “prohibited transaction” (as defined in Section 4975 of the Code) involving any Employee Plan which would result in a material liability for an excise tax or civil penalty in connection therewith; or (iii) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any condition, which presents a risk of incurring a material liability to PBGC by reason of termination of any such Employee Plan.

(h)   Permit any transaction with any Affiliate, except on terms not less favorable to such Borrowers than would be usual and customary in similar transactions with Persons who are not Affiliates.

Section 6.20 Consent to Participation.  The Borrowers hereby acknowledge and consent to the sale by the Original Purchaser to the Participant of a participating interest in the Bonds and the Loan; however, nothing shall be implied by the giving of such consent that such consent was or is legally required and the Original Purchaser (and the Participant) may, from time to time and at any time, sell additional participating interests to third Persons, trade or repurchase such participating interests with each other or with third parties, or otherwise deal with such participating interests in such manner as either in its sole and exclusive discretion may determine, except as may otherwise be provided in any agreement between or among the Original Purchaser, the Participant or any other holder from time to time of a participating interest in the Bonds.  Notwithstanding the foregoing, unless there shall first be surrendered by the Original Purchaser a principal amount of Bonds to the Trusts and such principal amount of Bonds shall be reissued registered in the name of the Participant or any other holder of a participating interest in the Bonds, all in compliance with Section 2.15, neither the Participant nor any other holder of a participating interest in the Bonds shall be deemed a "Bondowner" for any purpose hereunder.  No holder of a participating interest in the Bonds shall be deemed a "Participant" for purposes of Section 6.15.

ARTICLE VII

POWERS AND DUTIES OF TRUSTEE

Section 7.01 Acceptance of Trusts.  The Trustee hereby accepts the trusts imposed upon it by this Bond Agreement, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Bond Agreement against the Trustee:

(a)   The Trustee, prior to the occurrence of any Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth herein.  In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by this Bond Agreement, and use the same degree of care and skill in their exercise, as a reasonable and prudent person would exercise or use under the circumstances in the conduct of personal affairs.

(b)   The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its Counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents and employees as may reasonably be employed in connection with the trust hereof.  Such reasonable compensation for counsel shall be paid by the Borrower.  The Trustee may act upon an opinion of independent counsel and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance upon such opinion of independent Counsel.

(c)   The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of authentication of the Trustee endorsed on the Bonds) or for the validity of the execution by the Issuer of this Bond Agreement or of any supplements hereto or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Borrowers in connection with this Bond Agreement, except as hereinafter set forth; and the Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 3.08.

(d)   The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder.  The Trustee may become a Bondowner with the same rights which it would have if not Trustee.  The Trustee may in good faith buy, sell, own and deal in any of the Bonds and may join in any action which any Bondowner may be entitled to take with like effect as if the Trustee were not a party to this Bond Agreement.

(e)   The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.  Any action taken by the Trustee pursuant to this Bond Agreement upon the request, authority or consent of any person who at the time of making such request or giving such authority or consent is the Bondowner of any Bond, shall be conclusive and binding upon all future Bondowners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

(f)   As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by its Highest Elected Official or Clerk or such other person as may be designated for such purpose by resolution of the Issuer and attested to by the Clerk or such other person as may be designated for such purpose by resolution of the Issuer as sufficient evidence of the facts therein contained; and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section 7.01, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept and rely upon a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.  The Trustee may accept a certificate of the Issuer’s Clerk under the Issuer’s seal, if any, to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.  The resolutions, orders, opinions, certificates and other instruments provided for herein may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the withdrawal of cash and the taking or omitting of any other action hereunder.

(g)   The permissive right of the Trustee to do things enumerated herein shall not be construed as a duty unless failure to take such action would be a violation of the Trustee’s duty to mitigate damages, and the Trustee shall not be answerable for other than its gross negligence or willful default.

(h)   The Trustee shall not be presumed to have knowledge of any default or Event of Default hereunder except failure to pay the principal of, premium, if any, and interest on the Bonds, unless the Trustee shall be specifically notified in writing of such default by the

Borrower, the Issuer, the Original Purchaser or the Bondowners of at least 25% in aggregate principal amount of Bonds Outstanding.

(i)   At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right, but shall not be required, to inspect all books, papers and records of the Issuer pertaining to the Bonds and to take such memoranda from and in regard thereto as may be desired.

(j)   The Trustee shall not be required to give any bond or surety in respect of the execution of said trusts and powers or otherwise in respect of the premises.

(k)   Notwithstanding anything contained elsewhere herein, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Bond Agreement, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required, as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

(l)   Before taking any action hereunder, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful default, by reason of any action so taken.

(m)   All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Bond Agreement or law.  The Trustee shall not be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

Section 7.02 Specific Duty of Trustee to File Continuation Statements.  The Trustee shall periodically file Uniform Commercial Code continuation statements as required to maintain and continue the perfection of any security interests granted by the Issuer as debtor to the Trustee as secured party hereunder or security interests granted by any Borrower as debtor to the Trustee as secured party under the Security Documents.  The Borrowers will reimburse the Trustee for any and all expenses incurred for filings.

Section 7.03 Notice to Bondowners if an Event of Default Occurs.  If a default occurs of which the Trustee is by Section 7.01(h) presumed to have knowledge, then the Trustee shall give written notice thereof by first-class mail to the Bondowners of all Bonds then Outstanding.

Section 7.04 Intervention by Trustee.  In any judicial proceedings to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Bondowners of the Bonds, the Trustee may intervene on behalf of Bondowners and shall do so if requested in writing by the Bondowners of at least 25% in aggregate principal amount of all Bonds then Outstanding, provided that the Trustee shall first have been offered such reasonable indemnity against such liability as it may incur in or by reason of such proceedings.  The rights and obligations of the Trustee under this Section 7.04 are subject to the approval of a court of competent jurisdiction.

Section 7.05 Successor Trustee.  Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become a successor Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.06 Resignation by Trustee.  The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving thirty (30) days’ prior written notice to the Issuer and the Borrower, and by first-class mail to each Bondowner.  Such resignation shall take effect, however, only upon the appointment of a successor Trustee (or a temporary Trustee as provided in Section 7.08) by the Bondowners or by the Issuer and the acceptance of such appointment.  If a successor Trustee has not been appointed by the end of the 30-day period, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid by the Borrower.

Section 7.07 Removal of Trustee.  The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the Bondowners of a majority in aggregate principal amount of Bonds then Outstanding.

Section 7.08 Appointment of Successor Trustee by Bondowners; Temporary Trustee.  In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Bondowners of a majority in aggregate principal amount of Bonds then Outstanding by an instrument of concurrent instruments in writing signed by such Bondowners, or by their attorneys-in-fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer by an instrument executed and signed by the Issuer’s Highest Elected Official and attested to by its Clerk under its seal may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondowners in the manner above provided; and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such Bondowners.  Every such Trustee appointed pursuant to the provisions of this Section 7.08 shall be a trust company or bank organized and in good standing under the laws of the United States of America or any state of the United States of America having the power and any authority to assume the duties and trusts hereby created and having a reported capital, surplus and undivided profits of not less than $5,000,000 or assets under administration of not less than $100,000,000 if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.  If a successor Trustee has not been appointed and has not accepted such appointment within 30 days of the resignation or removal of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee, and the costs, expenses and attorneys’ fees which are incurred in connection with such a proceeding shall be paid by the Borrowers as provided in Section 7.12.

Section 7.09 Concerning Any Successor Trustee.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer and the Borrowers an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the properties, rights, powers, and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor.  Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the properties, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing, shall, on request, be executed, acknowledged and delivered by the Issuer.

Section 7.10 Acquisition of Conflicting Interests by Trustee.  If the Trustee has or shall acquire any conflicting interest, the Trustee shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate the same or resign by giving notice in accordance with Section 7.06 to the Issuer, the Borrowers and Bondowners within such period, provided that such resignation shall become effective upon the appointment of a successor Trustee and such successor’s acceptance of such appointment, and the Issuer and the Trustee agree to take prompt steps to have a successor appointed in the manner herein provided.

The Trustee shall be deemed to have a conflicting interest hereunder if it has a “conflicting interest” within the meaning of Section 3.10(b)(1) to (9), inclusive, of the Trust Indenture Act of 1939, as amended, except that the Trustee shall not be deemed to have a conflicting interest solely by reason of its having for itself or as a banker become a purchaser, seller or pledgee of the Bonds, it being understood that the Trustee may so deal with Bonds with the same rights that it would have if it were not Trustee and without liability or accountability to the Issuer or Bondowners on account thereof.  Also, it may act as depositary for any purpose for any committee formed to protect the rights of Bondowners or effect or aid in any reorganization growing out of or involving the enforcement of the Bonds or this Bond Agreement whether or not any such committee shall represent the Bondowners of a majority in aggregate principal amount of the Bonds Outstanding hereunder.

In the event that the Trustee shall fail to comply with the provisions of this Section 7.10, the Trustee shall within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Bondowners.

Any Bondowner who has been a bona fide Bondowner of a Bond or Bonds for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such Bondowner, to comply with the provisions of this Section.

Section 7.11 Requirement of a Corporate Trustee.  Nekoosa Port Edwards State Bank, Nekoosa, Wisconsin shall initially assume and perform the duties of Trustee; provided, however, that it shall remain Trustee only so long as it is the sole owner of the Bonds.  Immediately upon the sale or transfer of any of the Bonds to a third person, the Original Purchaser shall appoint a Successor Trustee, subject to approval by the Borrower, which approval shall not be unreasonably withheld, and the acceptance of such appointment by the Successor Trustee.  Such Successor Trustee shall meet the requirements of a Corporate Trustee set forth below.  There shall at all times be one or more Trustees hereunder.  One of the Trustees hereunder shall at all times be a corporate Trustee, and the corporate Trustee and any successor to the corporate Trustee, appointed as hereinbefore provided, shall be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof, or of the District of Columbia, and shall be authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by federal, state, territorial or District of Columbia authority and have a combined capital, surplus and undivided profits of not less than the $5,000,000, or assets under administration of not less than $100,000,000; provided, however, that the preceding combined capital, surplus and undivided profits test or assets under administration test shall not apply to the Initial Trustee hereunder.  If such corporate Trustee publishes reports of its condition at least annually, pursuant to law or to the requirements of any supervising or examining authority hereinbefore referred to, then for the purposes of this Section 7.11, the combined capital, surplus and undivided profits of the corporate Trustee shall be deemed its combined capital, surplus and undivided profits as the same is set forth in such corporate Trustee’s most recent report of condition so published.

Section 7.12 Trustee’s Fees.  The Borrowers have agreed herein to pay certain fees and expenses of the Trustee for acting as Trustee hereunder.  The Trustee shall not be entitled to any payment from the Issuer for fees or expenses of the Trustee, except to the extent payable from Pledged Revenues.  During the continuance of an Event of Default, the Trustee shall have a first lien on Pledged Revenues, for payment of its fees and expenses in accordance with this Bond Agreement, with a right of payment therefrom prior to payment of any principal, premium, or interest on the Bonds.  The Trustee shall not be entitled to any payments of fees or reimbursements of expenses which result from the gross negligence or willful default of the Trustee.

ARTICLE VIII

BOND DEFAULTS AND REMEDIES

Section 8.01 Bond Defaults Defined.  If any of the following events occur, it is hereby defined as and declared to be and to constitute a “Bond Default”:

(a)   Failure of the Issuer to make payment of any interest on any Bond when and as that interest shall become due and payable;

(b)   Failure of the Issuer to make payment of the principal of or any premium on any Bond shall when and as that principal or premium shall become due and payable, whether at stated maturity, by redemption, pursuant to any mandatory sinking fund requirements, by acceleration or otherwise;

(c)   A “Loan Default” shall occur under Section 9.01; or

(d)   The Borrowers shall fail to pay any Obligation (including, without limitation, the Promissory Note and the payments required by the Credit Agreement) when and as the same become due and payable, whether upon demand, at maturity, by acceleration or otherwise.

Section 8.02 Acceleration.  Upon the occurrence of a Bond Default set forth in Section 8.01 while the Original Purchaser holds any of the Bonds, unless waived in writing by the Original Purchaser, the Trustee shall, by notice in writing delivered to the Issuer and the Borrower, declare the principal of all Bonds then Outstanding and the accrued interest thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.  Upon the occurrence of a Bond Default set forth in Section 8.01 when the Original Purchaser no longer holds any of the Bonds, the Trustee may, and upon the written request of the Bondowners of not less than 25% in the aggregate principal amount of Bonds then Outstanding shall, by notice in writing delivered to the Issuer and the Borrower, declare the principal of all Bonds then Outstanding and the accrued interest thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

Section 8.03 Remedies.  Upon the occurrence of a Bond Default, the Trustee, may, in addition to acceleration as provided in Section 8.02, pursue any available remedy by action at law or suit in equity to enforce the payment of the principal of, premium, if any, and interest on the Bonds.  In exercising the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 7.01, would best serve the interests of the Bondowners.

If any Bond Default shall have occurred, and if requested so to do by the Bondowners of at least 25% in aggregate principal amount of Bonds then Outstanding and if indemnified as provided in Section 7.01, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred by this Article as the Trustee, being advised by counsel, shall deem most expedient in the interest of the Bondowners.

No remedy by the terms of this Bond Agreement conferred upon or reserved to the Trustee (or to the Bondowners) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondowners hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed reasonable or prudent.

No waiver of any default or Bond Default hereunder, whether by the Trustee pursuant to the provisions of Section 8.10 or by the Bondowners, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

Section 8.04 Right of Bondowners to Direct Proceedings.  Anything herein to the contrary notwithstanding, the Bondowners of a majority in aggregate principal amount of Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement by the Trustee of the terms and conditions hereof, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Bond Agreement.  The foregoing shall not prevent the Original Purchaser from enforcing its rights hereunder.

Section 8.05 Waiver of Certain Rights.  Upon the occurrence of a Bond Default, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it, shall set up, claim or seek to take advantage of any moratorium, stay, extension or redemption laws now or hereafter in force to prevent or hinder the enforcement of this Bond Agreement, but the Issuer, for itself and all who may claim through or under it hereby waives, to the extent that it lawfully may do so, the benefit of all such laws to which it may be entitled by law.

Section 8.06 Application of Moneys.  All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee or the Issuer in connection with the performance of its powers or duties under this Agreement (including reasonable fees and disbursements of its counsel), be deposited into the Bond Fund and all moneys held or deposited in the Bond Fund during the continuance of a Bond Default shall be applied as follows:

(a)   Unless the principal of all the Bonds has become or shall have been declared due and payable, all such moneys shall be applied:

First:  To the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest including interest (to the extent permitted by law) on overdue installments of interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto without any discrimination or privilege; and

Second:  To the payment to the Persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions hereof), in the order of their due dates, with interest (to the extent permitted by law) on such Bonds from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

Third:  To the payment to the Persons entitled thereto of the unpaid premium, if any on any of the Bonds which have been called for redemption, in the order of the redemption dates, with interest (to the extent permitted by law) on such premiums from the respective dates on which such premiums became due, and, if the amount available shall not be sufficient to pay in full the premiums due on any particular redemption date, together with such interest, then to the payment ratably, according to the premium due on such date, to the persons entitled thereto without any discrimination or privilege.

(b)   If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied first to the payment of the principal and interest then due and unpaid upon all of the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege, and secondly to the payment of the premium, if any, then due, ratably to the persons entitled thereto without any discrimination or privilege.

(c)   If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of paragraph  (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph  (a) of this Section.

Whenever moneys are to be applied pursuant to the provisions of this Section 8.06, such moneys shall be applied at such times from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue.  The Trustee shall give such notice as it may deem appropriate of the deposit and shall not be required to make payment to the Bondowner of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 8.07 Remedies Vested in Trustee.  All rights of action (including the right to file proof of claims) under this Bond Agreement or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Bondowners appertaining thereto, and any recovery of judgment shall, subject to the provisions of Section 8.06, be for the equal and ratable benefit of the Bondowners of the Bonds Outstanding.

Section 8.08 Rights and Remedies of Bondowners.  No Bondowner, other than the Original Purchaser, shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Bond Agreement or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in Section 7.01(h), or of which by said subsection it is deemed to have notice, nor unless also such default shall have become a Bond Default and the Bondowners of at least a majority in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name nor unless also they have offered to the Trustee indemnity as provided in Section 7.01 nor unless also the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trust of this Bond Agreement, and to any action or cause of action for the enforcement of this Bond Agreement, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Bondowners shall have any right in any manner whatsoever to affect, disturb or prejudice the security of this Bond Agreement by its, his or their action or to enforce any right hereunder except in the manner herein provided and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Bondowners of all Bonds then Outstanding.  Nothing herein contained shall, however, affect or impair (a) the right of any Bondowner to enforce the payment of the principal of and interest on any Bond at and after the stated maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective Bondowners at the time, place, from the source and in the manner herein and in said Bonds expressed or (b) the right of the Original Purchaser to enforce its rights hereunder.

Section 8.09 Termination of Proceedings.  In case the Trustee shall have proceeded to enforce any right hereunder and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Borrowers and the Trustee shall be restored to their former positions and rights hereunder and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 8.10 Waivers of Bond Defaults.  The Trustee shall waive any Bond Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds upon the written request of the Bondowners of a majority in aggregate principal amount of all of the Bonds then Outstanding; provided, however, that there shall not be waived without the consent of the Bondowners of all the Bonds Outstanding (i) any Bond Default in the payment of the principal of any outstanding Bonds at the date of maturity specified therein or at the date fixed for the redemption thereof, or (ii) any Bond Default in the payment when due of the interest on any such Bonds unless, prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) on overdue installments of interest at the rate per annum provided in the Bonds, and/or all arrears of payments of principal, with interest (to the extent permitted by law) on overdue principal at the rate per annum provided in the Bonds, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for; and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

ARTICLE IX

LOAN DEFAULTS AND REMEDIES

Section 9.01 Loan Defaults Defined.  If any of the following events occur, it is hereby defined as and declared to be and to constitute a “Loan Default”:

(a)   Default in the due and punctual payment of any installment of principal or any payment of interest or premium on the Loan or any Obligation (including, without limitation,

the Note and the payments required by the Credit Agreement) or otherwise due hereunder when and as the same shall become due and payable, whether upon demand, at maturity, by acceleration or otherwise;

(b)   The Borrowers shall fail to observe or perform any of the covenants, agreements or conditions of the Borrowers contained in this Bond Agreement (including the occurrence of a Bond Default) or in the Security Documents or in any provision of the Credit Agreement;

(c)   Any representation or warranty made by the Borrowers herein or in any of the Security Documents or in any certificate, document or financial statement delivered to the Issuer shall prove to have been incorrect in any material adverse respect as of the time when made or given;

(d)   Any Borrower shall (i) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors; (iii) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for such Borrower or a substantial part of its respective assets; (iv) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty days or more; (v) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (vi) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or (vii) adopt a plan of liquidation of its assets;

(e)   Any Person shall (i) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for any Borrower or a substantial part of its assets which continues undischarged for a period of thirty days or more; or (ii) commence any proceeding against such Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, in which an order for relief is entered or which remains undismissed for a period of 30 days or more; or

(f)   A Bond Default shall occur under Section 8.01.

Section 9.02 Certain Notices to Borrower.  In the event that the Trustee fails to receive when due any payment of principal or interest by the Borrowers on the Loan, the Trustee shall promptly give written notice thereof by telegram or if telegraphic service is not available then by registered or certified mail, postage prepaid, or by messenger to the Borrowers specifying such failure.  Such notice, however, shall not be a condition precedent to the exercise of any remedy hereunder, and failure to give such notice shall not preclude such default from being a Loan Default.

Section 9.03 Acceleration Upon Certain Circumstances.  Upon the occurrence of a Loan Default, the Trustee may, by written notice to the Borrower, declare the Loan to be immediately due and payable and/or may pursue any available remedy by suit at law or in equity to insure or realize the payment of the principal of, premium, if any, and interest under this Bond Agreement.  In the event that the Trustee shall accelerate the Bonds pursuant to Section 8.02, the Trustee shall, by written notice to the Borrower, declare the entire outstanding principal balance of the Loan together with all interest accrued thereon to be due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

Section 9.04 Remedies.  Whenever any Loan Default shall have happened, the Trustee may declare all Loan Repayments for the remainder of the term of this Bond Agreement (being an amount equal to that necessary to pay in full all Outstanding Bonds, assuming acceleration of the Bonds hereunder, and all other indebtedness hereunder) to be immediately due and payable by the Borrowers and may declare the entire outstanding principal balance of the Loan, together with all interest accrued thereon, to be due and payable, provided, however, that there may be no acceleration of the Loan unless there is an acceleration of the Bonds hereunder; and any acceleration of the Bonds hereunder shall result in an acceleration of the Loan.  Upon the occurrence of a Loan Default, the Trustee may also take whatever action at law or in equity may appear necessary or appropriate to collect the Loan Repayments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrowers hereunder.

Section 9.05 Disposition of Funds.  Any amounts collected pursuant to action taken under Section 9.03 and Section 9.04 shall be paid into the Bond Fund and applied in accordance with the provisions of Section 8.06.

Section 9.06 Manner of Exercise.  No remedy conferred upon or reserved to the Trustee or the Original Purchaser hereunder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power occurring upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Trustee or the Original Purchaser to exercise any remedy reserved to it in this Article, it shall be necessary to give only such notice as may be herein expressly required.

Section 9.07 Attorneys’ Fees and Expenses.  In the event the Borrowers should default under any of the provisions hereof and the Issuer, the Original Purchaser or the Trustee should employ attorneys or incur other expenses (including the costs and expenses of the Issuer Attorney and/or Original Purchaser Attorney) for the collection of the Loan or the enforcement of performance of any obligation or agreement on the part of the Borrowers hereunder, the Borrowers shall pay to the Issuer, the Original Purchaser or the Trustee the reasonable fee of such attorneys and such other expenses so incurred.

Section 9.08 Effect of Waiver.  In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach.

Section 9.09 Waiver of Stay or Extension Laws.  The Borrowers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Bond Agreement; and the Borrowers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power granted herein to the Issuer or the Trustee, but will permit the execution of every such power as though no such law had been enacted.

ARTICLE X

AMENDMENTS

Section 10.01 Amendments Without Bondowners’ Consent.  The Issuer, the Original Purchaser, the Borrowers and the Trustee may, without the consent of or notice to the Bondowners, agree to any supplement, amendment, change or modification of this Bond Agreement and the Promissory Notes in connection with any change therein for any of the following purposes:

(a)   To add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

(b)   To add additional covenants of the Borrowers or to surrender any right or power therein conferred upon the Borrowers or to add additional security for the performance of their obligations;

(c)   For any purpose not inconsistent with the terms hereof or to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof and which, in the judgment of the Trustee, shall not materially adversely affect the interests of the Bondowners; and

(d)   To make such other provisions in regard to matters or questions arising thereunder which shall not be inconsistent with the provisions hereof and which, in the judgment of the Trustee, shall not materially adversely affect the interests of the Bondowners.

Section 10.02 Amendments With Bondowners’ Consent.  Except as provided above, no amendment to this Bond Agreement, the Promissory Note or the Security Documents may be entered into except when consented to by the Borrowers and approved by Requisite Consent of Bondowners, provided that no amendment shall be made that materially adversely affects the rights of some but less than all the outstanding Bonds without the Requisite Consent of Bondowners so affected; and provided further that unanimous written consent of the Bondowners shall be required for any amendment with respect to (i) the amount or due date of any principal or interest payment upon any Bonds or the Loan, (ii) the mandatory redemption provisions of any Bonds, and (iii) this ARTICLE X.

If at any time the Issuer shall request the Trustee to enter into any amendment for any of the purposes of this Section 10.02, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, mail a copy of the notice by first-class mail to each Bondowner thirty (30) days prior to entering into any amendment.  Such notice shall briefly set forth the nature of the proposed amendment and shall state that copies thereof are on file at the Trustee’s Principal Office for inspection by all Bondowners.  If thereafter any such amendment shall have been consented to and approved as herein provided, no Bondowner shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.  Upon the execution of any such amendment as in this Section permitted and provided, this Bond Agreement shall be and be deemed to be modified and amended in accordance therewith.

Section 10.03 Consent of Borrower.  Anything herein to the contrary notwithstanding, no amendment, change or modification under this Article affecting the rights or obligations of the Borrowers shall be effective unless Borrowers shall have consented in writing thereto.

Section 10.04 Special Provisions Regarding Certain Amendments.  Notwithstanding any provision of this ARTICLE X or any other provision of this Bond Agreement to the contrary, the provisions of Section 2.05, including the redemption provisions set forth in Section 2.05(a) and of Section 6.14 may be amended as provided in those sections.

ARTICLE XI

ASSIGNMENT

In consideration of the premises, the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of delivery of the Bonds by the Original Purchaser, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding hereunder according to their tenor and effect, and to secure the performance and observance by the Issuer of all the covenants contained in the Bonds and in this Bond Agreement, the Issuer does hereby convey, transfer, set over, pledge, assign, and grant a security interest in and confirm unto the Trustee, its successors and assigns forever, all and singular the properties, revenues and rights hereinafter described and the proceeds thereof (collectively called the “Trust Estate”), to wit:

(a)   All right, title and interest of the Issuer in, to and under this Bond Agreement and the right to receive revenues and payments from the Borrowers hereunder;

(b)   All right, title and interest of the Issuer in and to the Pledged Revenues;

(c)   All right, title and interest of the Issuer in and to the Promissory Note;

(d)   All right, title and interest of the Issuer in and to the Security Documents;

(e)   All right, title and interest of the Issuer in and to the Trust Funds (with the exception of the Rebate Credit Account) and the cash, securities and investments of which they are comprised; and

(f)   All property which by the express provisions hereof is required to be subjected to the lien hereof, and any additional property that may from time to time hereafter be made subject to the lien hereof by the Issuer or by anyone on its behalf;

IN TRUST, for the equal and ratable benefit and security of the Bondowners without preference, priority or distinction as to lien or otherwise of any particular Bond over any other Bond, except as otherwise expressly provided herein;

PROVIDED, HOWEVER, that the Issuer reserves the right to enforce the Unassigned Rights in its own name and for its own account; and

PROVIDED, FURTHER, that if the Issuer shall pay, cause to be paid or provide for the payment of the principal of, premium, if any, and interest on the Bonds in accordance with Section 2.23, and if the Issuer shall promptly, faithfully and strictly keep, perform and observe all of its representations, covenants and agreements contained herein, then in such event this Bond Agreement and the rights hereby granted (excepting Bondowners’ rights theretofore vested) shall cease, terminate and be void, otherwise to remain in full force and effect upon the trusts and subject to the conditions hereinafter set forth.

All Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all Trust Funds, revenues and income hereby pledged are to be dealt with and disposed of under and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes herein expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Bondowners from time to time of the Bonds, as set forth herein.

ARTICLE XII

GENERAL

Section 12.01 Notices.  Unless otherwise expressly provided herein, all notices, certificates or other communication hereunder shall be sufficiently given and shall be deemed given when hand delivered, sent via facsimile transmission with evidence of receipt or when mailed by first class mail, postage prepaid, or by e-mail addressed as follows:  (i) if to the Issuer, at the Issuer’s Address; (ii) if to the Borrower, at the Borrowers’ Address; (iii) if to the Trustee, at the Trustee’s Address; and (v) if to the Original Purchaser, at the Original Purchaser’s Address.

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Trustee shall also be concurrently given to the Borrowers at its Address.

Whenever the Trustee is required hereunder to give notice to Bondowners, it shall give such notice by first class mail to each person on the Bond Register whose Bond is affected thereby.

Section 12.02 Consent of Bondowners.  Any consent, request, direction, approval, objection or other instrument required by this Bond Agreement to be signed and executed by the Bondowners may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondowners in person or by agent appointed in writing.  Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes hereof, and shall be conclusive in favor of the Trustee with regard to any action taken under such request for other instrument, namely:  The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law had power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

Section 12.03 Limitation of Rights.  With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Bond Agreement or the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Borrowers and the Bondowners any legal or equitable right, remedy or claim under or in respect to this Bond Agreement, or any covenants, conditions and provisions hereof, which are and are intended to be for the sole and exclusive benefit of the parties hereto, the Borrowers and the Bondowners as herein provided.

Section 12.04 Captions.  The captions or headings in this Bond Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

Section 12.05 Execution Counterparts.  This Bond Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 12.06 Severability.  In the event any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision.

Section 12.07 Binding Effect.  This Bond Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Original Purchaser and the Borrowers and its heirs, successors and assigns.

Section 12.08 Governing Law.  This Bond Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Wisconsin.

ARTICLE XIII

AGREEMENT TO PURCHASE BONDS AND FUND BORROWERS’ REQUISITIONS

Subject to the conditions set forth in this ARTICLE XIII, the Original Purchaser agrees to purchase the Bonds, and to fund Borrowers’ Requisitions as provided in Sections 3.01, 3.02, 4.01 and 4.02 of this Bond Agreement; provided, however, that the Original Purchaser shall be required to fund a Borrower's Requisition only if no Event of Default is continuing hereunder and if the

Borrowers has submitted to the Original Purchaser for approval a Borrower's Requisition in the form set forth in Exhibit D attached hereto and if the Trustee will have a first priority perfected purchase money security interest in the assets purchased upon the funding of such Borrower’s Requisition.

In addition to the terms and conditions otherwise contained herein, the obligation of the Original Purchaser to purchase the Bonds is conditioned upon the Original Purchaser receiving each of the following items in form, detail and content satisfactory to the Original Purchaser:

Section 13.01 Pledges.  The Borrowers shall have provided to the Original Purchaser a certification signed by the President of the Borrowers to the effect that, as of the date of Closing, the Borrowers have in their possession signed pledge cards or letters or writings of similar import evidencing not less than $450,000 in outstanding unfunded pledges from donors, all of which pledges are unrestricted as to the use of the pledged monies.  Such certificate shall be accompanied by such evidence of the existence of such pledges as the Original Purchaser shall reasonably require.  It shall not be an Event of Default hereunder if any such Donor fails to honor all or any part of his, her or its pledge.

Section 13.02 Certain Related Documents.  This Bond Agreement, the Security Agreement, the Mortgage, the Disbursing Agreement, the Collateral Assignment of Construction Contracts, and all other certificates, resolutions, or other documents required or completed hereunder shall have been executed and provided to the Original Purchaser.

Section 13.03 Bond Documents. The execution and delivery of the Bond Documents and the issuance and sale of the Bonds.

Section 13.04 Closing Certificate.  Closing certificates from Borrowers in form and substance acceptable to the Original Purchaser.

Section 13.05 UCC Searches. A UCC report certified to by the Department of Financial Institutions of the State of Wisconsin indicating that the Borrowers’ Property is not subject to any security interest other than Permitted Liens.

Section 13.06 Insurance Certificates. Certificates of Borrowers’ insurance coverages, showing insurance protection as required by this Agreement and the Related Documents.

Section 13.07 Title Insurance.  Delivery to the Original Purchaser of commitments for mortgage title insurance issued by a title insurance company acceptable to the Original Purchaser under a current ALTA form:  (i) insuring that the Borrowers have a fee simple estate in the Project Real Property, subject to the Mortgage; (ii) insuring that the Mortgage is a valid paramount lien on the Project Real Property in an amount of $4,000,000, subject only to Permitted Liens; (iii) insuring against loss or damage incurred by reason of construction liens which are or may be prior to the lien of the Mortgage; (iv) excluding any exceptions for rights of parties in possession or matters which would be disclosed by surveys of the Project Real Property; and (v) containing gap and such other endorsements as the Original Purchaser may request.

Section 13.08 Survey.  [Reserved].

Section 13.09 Environmental Reports.  Receipt by the Original Purchaser of such environmental reports and site assessments with respect to the Project Real Property (including, without limitation, Phase I and other environmental inspections and soil tests) as the Original Purchaser may request, and receipt by the Original Purchaser of a completed environmental questionnaire with respect to the Project Real Property in such form as the Original Purchaser may request and satisfactory to the Original Purchaser in all respects.

Section 13.10 Counsel Opinion.  Receipt by the Original Purchaser, from Haferman & Ilten, Stevens Point, Wisconsin, counsel to the Borrower, of satisfactory opinions as to (a) the due authorization, execution and delivery of this Agreement; (b) the other matters referred to in Sections 6.01 and 6.02 and (c) such other matters relating to each Borrower and the validity and enforceability of this Agreement and the Related Documents as the Original Purchaser shall reasonably require; and the Original Purchaser shall have received from Whyte Hirschboeck Dudek S.C., Milwaukee, Wisconsin, bond counsel; (x) an approving opinion regarding the Bonds, including an opinion confirming the tax-exempt status of interest on the Bonds; and (y) an opinion that the Bonds are exempt from registration under the Securities Act of 1933, as amended.

Section 13.11 Real Estate Appraisals.  Receipt by the Original Purchaser of an as-built appraisal of the Project Real Property, prepared by an appraiser licensed in the State of Wisconsin selected by the Original Purchaser, which appraisal shall be addressed to the Original Purchaser, conform with applicable Requirements of Law as to form and content, be in form and substance satisfactory to the Original Purchaser, and reflect an appraised value of the Project Real Property equal to or more than $4,000,000 of which the Original Purchaser acknowledges receipt acceptable in form and content.

Section 13.12 Proceedings Satisfactory.  All proceedings taken in connection with the transactions contemplated by this Agreement, the applicable Related Documents and the Bond Documents, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to the Original Purchaser and its counsel.

Section 13.13 Project Compliance.  Borrowers providing Original Purchaser evidence in form satisfactory to Original Purchaser the following: (i) proof the Project is in compliance with all applicable zoning laws, regulations and ordinances; (ii) a complete set of final working plans and specifications of the Project indicating conformance with all current state, federal, and local laws, codes, regulations, and ordinances (including handicap access regulations), and indicating a level of quality of the Project acceptable to Original Purchaser; and (iii) a complete cost breakdown of the Project on standard breakdown sheets, along with a copy of the major contracts and subcontracts for the Project.

Section 13.14 Supporting Documents.  Such additional supporting documents and materials as the Original Purchaser may request from the Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, the Borrowers, the Trustee and the Original Purchaser have caused this Bond Agreement to be executed and delivered as of the date first above written.

[SEAL]	CITY OF WISCONSIN RAPIDS, WISCONSIN By: /s/ Mary Jo Carson Mary Jo Carson, Mayor By: /s/ Vernon J. Borth Vernon J. Borth, City Clerk
ADVANCED FIBERGLASS TECHNOLOGIES, INC. By: /s/ Jamie L. Mancl Jamie L. Mancl, President
M & W FIBERGLASS, LLC By: /s/ Jamie L. Mancl Jamie L. Mancl, Sole Member
/s/ Jamie L. Mancl JAMIE L. MANCL /s/ Jennifer Mancl JENNIFER MANCL
NEKOOSA PORT EDWARDS STATE BANK, as Trustee By: /s/ Robb Nash Sigler Robb Nash Sigler
NEKOOSA PORT EDWARDS STATE BANK, as Original Purchaser By: /s/ Robb Nash Sigler Robb Nash Sigler

[Signature Page to Bond Agreement] $4,000,000 City of Wisconsin Rapids , Wisconsin Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C (Advanced Fiberglass Technologies Project)

EXHIBIT A

PROJECT DESCRIPTION

The project consists of the construction and equipping of an approximately 70,000 square-foot manufacturing facility located on a 22 acre parcel in the Rapids East Commerce Center, and having a street address of 4400 Commerce Drive, in the City of Wisconsin Rapids, Wisconsin (the “Project”) to be owned by M&W Fiberglass, LLC and leased to Advanced Fiberglass Technologies, Inc. for its use in connection with its business of manufacturing fiberglass products.   The initial operator of the Project will be Advanced Fiberglass Technologies, Inc.

A-1

EXHIBIT B

FORM OF BOND

B-1

EXHIBIT C

FORM OF PROMISSORY NOTE

C-1

EXHIBIT D

FORM OF BORROWERS’ REQUISITION

D-1